                                                                       EXHIBIT 2

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                      AGREEMENT AND PLAN OF REORGANIZATION

                                  by and among

                         INTREPID CAPITAL CORPORATION,

                              ENVIROQ CORPORATION,

                        FREEDOM HOLDING OF ALABAMA, INC.,

                      INSTITUTIONAL ASSET MANAGEMENT, INC.,

                              IAM MERGER SUB, INC.,

                          CAPITAL RESEARCH CORPORATION,

                                       and

                              CRC MERGER SUB, INC.



                         --------------------------------
                            DATED: April 22, 1998
                         --------------------------------





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



                                TABLE OF CONTENTS

                                                                                                               PAGE

                                    ARTICLE 1
                                   DEFINITIONS
Section 1.1         "Action"......................................................................................2
Section 1.2         "Adverse Consequences"........................................................................2
Section 1.3         "Affiliate"...................................................................................2
Section 1.4         "Broker-Dealer"...............................................................................2
Section 1.5         "Broker-Dealer Filings".......................................................................2
Section 1.6         "Business Day"................................................................................2
Section 1.7         "Alternative Proposal"........................................................................2
Section 1.8         "Closing".....................................................................................2
Section 1.9         "Closing Date"................................................................................2
Section 1.10        "Code"........................................................................................3
Section 1.11        "Confidential Information"....................................................................3
Section 1.12        "Consent".....................................................................................3
Section 1.13        "Controlled Group Liability"..................................................................3
Section 1.14        "CRC".........................................................................................3
Section 1.15        "CRC Consideration"...........................................................................3
Section 1.16        "CRC Merger"..................................................................................3
Section 1.17        "CRC Stock"...................................................................................3
Section 1.18        "CRC Surviving Corporation"...................................................................3
Section 1.19        "Delaware General Corporation Law"............................................................3
Section 1.20        "Dissent Provisions"..........................................................................3
Section 1.21        "Dissenting Stockholder"......................................................................3
Section 1.22        "Effective Time"..............................................................................3
Section 1.23        "Employee Benefit Plan".......................................................................4
Section 1.24        "Employee Pension Benefit Plan"...............................................................4
Section 1.25        "Employee Welfare Benefit Plan"...............................................................4
Section 1.26        "Environmental, Health, and Safety Laws"......................................................4
Section 1.27        "Enviroq".....................................................................................4
Section 1.28        "Enviroq Financial Statements"................................................................4
Section 1.29        "Enviroq Intellectual Property Rights"........................................................4
Section 1.30        "Enviroq Merger"..............................................................................4
Section 1.31        "Enviroq Most Recent Financial Statements"....................................................4
Section 1.32        "Enviroq Most Recent Fiscal Month End"........................................................4
Section 1.33        "Enviroq Most Recent Fiscal Year End".........................................................4
Section 1.34        "Enviroq Plans"...............................................................................4
Section 1.35        "Enviroq SEC Documents".......................................................................5
Section 1.36        "Enviroq Stock"...............................................................................5
Section 1.37        "Enviroq Surviving Corporation"...............................................................5
Section 1.38        "ERISA".......................................................................................5
Section 1.39        "ERISA Affiliate".............................................................................5

Section 1.40        "Exchange Act"................................................................................5
Section 1.41        "Extremely Hazardous Substance"...............................................................5
Section 1.42        "Fiduciary"...................................................................................5
Section 1.43        "GAAP"........................................................................................5
Section 1.44        "IAM".........................................................................................5
Section 1.45        "IAM/CRC Regulatory Documents"................................................................5
Section 1.46        "IAM and CRC Intellectual Property Rights"....................................................5
Section 1.47        "IAM Consideration"...........................................................................5
Section 1.48        "IAM/CRC Financial Statements"................................................................6
Section 1.49        "IAM/CRC Most Recent Financial Statements"....................................................6
Section 1.50        "IAM/CRC Most Recent Fiscal Month End"........................................................6
Section 1.51        "IAM/CRC Most Recent Fiscal Year End".........................................................6
Section 1.52        "IAM/CRC Plans"...............................................................................6
Section 1.53        "IAM/CRC Regulatory Documents"................................................................6
Section 1.54        "IAM Merger"..................................................................................6
Section 1.55        "IAM Stock"...................................................................................6
Section 1.56        "IAM Surviving Corporation"...................................................................6
Section 1.57        "Indemnified Party or Parties"................................................................6
Section 1.58        "Intellectual Property".......................................................................6
Section 1.59        "Investment Advisor Filings"..................................................................7
Section 1.60        "Investment Company Act"......................................................................7
Section 1.61        "Knowledge"...................................................................................7
Section 1.62        "Losses"......................................................................................7
Section 1.63        "Mergers".....................................................................................7
Section 1.64        "Material Adverse Effect".....................................................................7
Section 1.65        "Merger Consideration"........................................................................7
Section 1.66        "Merger Letter of Transmittal"................................................................7
Section 1.67        "Multi-employer Plan".........................................................................7
Section 1.68        "Multiple Employer Plan"......................................................................7
Section 1.69        "NewCo".......................................................................................7
Section 1.70        "NewCo Stock".................................................................................7
Section 1.71        "NewCo Subs"..................................................................................7
Section 1.72        "Non-Redeeming Enviroq Stockholder"...........................................................8
Section 1.73        "Non-Redeeming Enviroq Stockholder Cash Consideration"........................................8
Section 1.74        "Non-Redeeming Enviroq Stockholder Consideration".............................................8
Section 1.75        "Non-Redeeming Enviroq Stockholder Stock Consideration".......................................8
Section 1.76        "Ordinary Course of Business".................................................................8
Section 1.77        "PBGC"........................................................................................8
Section 1.78        "Parties".....................................................................................8
Section 1.79        "Party".......................................................................................8
Section 1.80        "Paying Agent"................................................................................8
Section 1.81        "Person"......................................................................................8
Section 1.82        "Prohibited Transaction"......................................................................8
Section 1.83        "Proxy Statement".............................................................................8
Section 1.84        "Qualified Enviroq Plan"......................................................................9
Section 1.85        "Qualified IAM/CRC Plan"......................................................................9
Section 1.86        "Redeemed Shares".............................................................................9

Section 1.87        "Redeeming Enviroq Stockholder" ..............................................................9
Section 1.88        "Redeeming Enviroq Stockholder Consideration".................................................9
Section 1.89        "Redemption"..................................................................................9
Section 1.90        "Redemption Expiration Date" .................................................................9
Section 1.91        "Redemption Letter of Transmittal" ...........................................................9
Section 1.92        "Redemption Materials"........................................................................9
Section 1.93        "Redemption Offer"............................................................................9
Section 1.94        "Redemption Price"...........................................................................10
Section 1.95        "Redemption Record Date".....................................................................10
Section 1.96        "Registered Investment Adviser"..............................................................10
Section 1.97        "Registration Attorney"......................................................................10
Section 1.98        "Registration Statement".....................................................................10
Section 1.99        "Regulatory Authority".......................................................................10
Section 1.100       "Reportable Event"...........................................................................10
Section 1.101       "SEC"........................................................................................10
Section 1.102       "Securities Act".............................................................................10
Section 1.103       "Security Interest"..........................................................................10
Section 1.104       "Stock Agreement"............................................................................10
Section 1.105       "Sub-1"......................................................................................10
Section 1.106       "Sub-1 Stock"................................................................................10
Section 1.107       "Sub-2"......................................................................................10
Section 1.108       "Sub-2 Stock"................................................................................11
Section 1.109       "Sub-3"......................................................................................11
Section 1.110       "Sub-3 Stock"................................................................................11
Section 1.111       "Subsidiary".................................................................................11
Section 1.112       "Surviving Corporations".....................................................................11
Section 1.113       "Tax Returns"................................................................................11
Section 1.114       "Taxes"......................................................................................11
Section 1.115       "Third-Party Intellectual Property Rights"...................................................11
Section 1.116       "Valid Acceptance"...........................................................................11
Section 1.117       "Voting Agreement"...........................................................................12

                                    ARTICLE 2
                                   THE MERGERS

Section 2.1         The Mergers..................................................................................12
Section 2.2         The Effective Time and the Closing Date......................................................12
Section 2.3         Effect of the Mergers........................................................................12
Section 2.4         Certificate or Articles of Incorporation and Bylaws..........................................12
Section 2.5         Directors and Officers.......................................................................13
Section 2.6         NewCo Board Composition......................................................................13

                                    ARTICLE 3
                               CONVERSION OF STOCK

Section 3.1         Conversion of Sub-1 Stock and Enviroq Stock..................................................13
Section 3.2         Conversion of Sub-2 and IAM Stock............................................................14
Section 3.3         Conversion of Sub-3 and CRC Stock............................................................14
Section 3.4         Rights of Dissent of Enviroq Stockholders....................................................14
Section 3.5         Stock Options and Related Matters............................................................15
Section 3.6         Shares of NewCo Stock Owned by Enviroq.......................................................15

                                    ARTICLE 4
            PAYMENT OF THE REDEMPTION PRICE AND MERGER CONSIDERATION

Section 4.1         Payment of the Redemption Price and the Non-Redeeming Enviroq
                    Stockholder Cash Consideration...............................................................15
Section 4.2         Payment of the Non-Redeeming Enviroq Stockholder Stock
                    Consideration, the Redeeming Enviroq Stockholder Consideration, the
                    IAM Consideration and the CRC Consideration..................................................16
Section 4.3         Lost Certificates............................................................................17
Section 4.4         Payment to Another Person....................................................................17
Section 4.5         Right to Receive the Merger Consideration Only...............................................18

                                    ARTICLE 5
                            COVENANTS AND AGREEMENTS

Section 5.1         Conduct of the Business......................................................................18
Section 5.2         Access to Books and Records..................................................................19
Section 5.3         Approval of Stockholders of Enviroq..........................................................20
Section 5.4         Preparation of Proxy Statement and Registration Statement....................................20
Section 5.5         Exemption Under Anti-Takeover Statutes.......................................................20
Section 5.6         Alternative Proposals........................................................................21
Section 5.7         Affiliates...................................................................................21
Section 5.8         Redemption of Certain Shares of Enviroq Stock................................................21
Section 5.9         Consent of IAM Clients.......................................................................23

                                    ARTICLE 6
                       ADDITIONAL COVENANTS AND AGREEMENTS

Section 6.1         Best Efforts; Cooperation....................................................................23
Section 6.2         Regulatory Matters...........................................................................23
Section 6.3         Indemnification Regarding the Registration Statement and Proxy
                    Statement....................................................................................24
Section 6.4         Notice of Developments.......................................................................24
Section 6.5         Notices and Consents.........................................................................24


Section 6.6         Payment of the Merger Consideration..........................................................25
Section 6.7         Repayment of Loans...........................................................................25
Section 6.8         Indemnity....................................................................................25

                                    ARTICLE 7
                          MUTUAL CONDITIONS TO CLOSING

Section 7.1         Shareholder Approval.........................................................................26
Section 7.2         Regulatory Approvals.........................................................................26
Section 7.3         Litigation...................................................................................26
Section 7.4         Proxy Statement..............................................................................26
Section 7.5         Registration Statement.......................................................................26
Section 7.6         Material Condition...........................................................................26
Section 7.7         Consents.....................................................................................27

                                    ARTICLE 8
                    CONDITIONS TO THE OBLIGATIONS OF ENVIROQ

Section 8.1         Representations and Warranties...............................................................27
Section 8.2         Performance of Obligations...................................................................27
Section 8.3         Certificate Representing Satisfaction of Conditions..........................................27
Section 8.4         Consummation of the IAM Merger and the CRC Merger............................................27
Section 8.5         Absence of Adverse Facts.....................................................................27
Section 8.6         Employment Agreement with William J. Long....................................................28
Section 8.7         Repayment of Loans...........................................................................28
Section 8.8         Voting Agreement.............................................................................28
Section 8.9         Stock Options................................................................................28
Section 8.10        Resignations.................................................................................28
Section 8.11        Consent to Assignment by IAM Clients.........................................................28

                                    ARTICLE 9
                      CONDITIONS TO THE OBLIGATIONS OF IAM

Section 9.1         Representations and Warranties...............................................................28
Section 9.2         Performance of Obligations...................................................................29
Section 9.3         Certificate Representing Satisfaction of Conditions..........................................29
Section 9.4         Dissenters...................................................................................29
Section 9.5         Consummation of the Enviroq Merger and the CRC Merger........................................29
Section 9.6         Absence of Adverse Facts.....................................................................29
Section 9.7         Employment Agreements with Forrest Travis and Mark F. Travis.................................29
Section 9.8         Stock Agreement..............................................................................29
Section 9.9         Voting Agreement.............................................................................29
Section 9.10        Stock Options................................................................................29
Section 9.11        Resignations.................................................................................29

                                   ARTICLE 10
                      CONDITIONS TO THE OBLIGATIONS OF CRC

Section 10.1        Representations and Warranties...............................................................30
Section 10.2        Performance of Obligations...................................................................30
Section 10.3        Certificate Representing Satisfaction of Conditions..........................................30
Section 10.4        Dissenters...................................................................................30
Section 10.5        Consummation of the Enviroq Merger and the IAM Merger........................................30
Section 10.6        Absence of Adverse Facts.....................................................................30
Section 10.7        Employment Agreements with Forrest Travis and Mark F. Travis.................................30
Section 10.8        Stock Agreement..............................................................................30
Section 10.9        Voting Agreement.............................................................................31
Section 10.10       Stock Options................................................................................31
Section 10.11       Resignations.................................................................................31

                                   ARTICLE 11
                                   TERMINATION

Section 11.1        Termination of Agreement.....................................................................31
Section 11.2        Effect of Termination........................................................................32
Section 11.3        Confidentiality Upon Termination.............................................................33
Section 11.4        Specific Performance.........................................................................33

                                   ARTICLE 12
                    REPRESENTATIONS AND WARRANTIES OF ENVIROQ

Section 12.1        Organization, Qualification, and Corporate Power; Authority..................................33
Section 12.2        Capitalization...............................................................................34
Section 12.3        Non-contravention............................................................................34
Section 12.4        Brokers' Fees................................................................................35
Section 12.5        Title to Assets..............................................................................35
Section 12.6        Subsidiaries.................................................................................35
Section 12.7        Financial Statements.........................................................................36
Section 12.8        Enviroq SEC Documents........................................................................36
Section 12.9        Events Subsequent to Enviroq Most Recent Fiscal Year End.....................................36
Section 12.10       Undisclosed Liabilities......................................................................38
Section 12.11       Legal Compliance.............................................................................38
Section 12.12       Tax Matters..................................................................................38
Section 12.13       Real Property................................................................................39
Section 12.14       Intellectual Property........................................................................41
Section 12.15       Tangible Assets..............................................................................42
Section 12.16       Inventory....................................................................................42
Section 12.17       Contracts....................................................................................42

Section 12.18       Notes and Accounts Receivable................................................................43
Section 12.19       Insurance....................................................................................43
Section 12.20       Litigation...................................................................................44
Section 12.21       Employees....................................................................................44
Section 12.22       Employee Benefits............................................................................45
Section 12.23       Guaranties...................................................................................46
Section 12.24       Environment, Health, and Safety..............................................................46
Section 12.25       Registration Statement and Proxy Statement...................................................47

                                   ARTICLE 13
                  REPRESENTATIONS AND WARRANTIES OF IAM AND CRC

Section 13.1        Organization, Qualification, and Corporate Power; Authority..................................47
Section 13.2        Capitalization...............................................................................48
Section 13.3        Non-contravention............................................................................48
Section 13.4        Brokers' Fees................................................................................49
Section 13.5        Title to Assets..............................................................................49
Section 13.6        Subsidiaries.................................................................................49
Section 13.7        Financial Statements.........................................................................49
Section 13.8        Events Subsequent to IAM/CRC Most Recent Fiscal Year End.....................................50
Section 13.9        Undisclosed Liabilities......................................................................51
Section 13.10       Legal Compliance.............................................................................51
Section 13.11       Tax Matters..................................................................................51
Section 13.12       Real Property................................................................................52
Section 13.13       Intellectual Property........................................................................52
Section 13.14       Tangible Assets..............................................................................53
Section 13.15       Inventory....................................................................................53
Section 13.16       Contracts....................................................................................53
Section 13.17       Notes and Accounts Receivable................................................................54
Section 13.18       Insurance....................................................................................54
Section 13.19       Litigation...................................................................................55
Section 13.20       Employees....................................................................................55
Section 13.21       Employee Benefits............................................................................55
Section 13.22       Guaranties...................................................................................57
Section 13.23       Environment, Health, and Safety..............................................................57
Section 13.24       Registration Statement and Proxy Statement...................................................58
Section 13.25       IAM and CRC Documents Filed With Various Regulatory Authorities..............................58
Section 13.26       No Investment Company Registration or Activities.  ..........................................58

                                   ARTICLE 14
         REPRESENTATIONS AND WARRANTIES OF NEWCO, SUB-1, SUB-2 AND SUB-3


Section 14.1        Organization, Qualification, and Corporate Power; Authority..................................59
Section 14.2        Capitalization...............................................................................60
Section 14.3        Non-contravention............................................................................60

                                       vii

                                   ARTICLE 15
                               GENERAL PROVISIONS

Section 15.1        Nonsurvival of Representations and Warranties................................................60
Section 15.2        Press Releases and Public Announcements......................................................61
Section 15.3        No Third-Party Beneficiaries.................................................................61
Section 15.4        Entire Agreement.............................................................................61
Section 15.5        Succession and Assignment....................................................................61
Section 15.6        Counterparts.................................................................................61
Section 15.7        Notices......................................................................................61
Section 15.8        Governing Law................................................................................63
Section 15.9        Amendments and Waivers.......................................................................63
Section 15.10       Severability.................................................................................63
Section 15.11       Construction.................................................................................63
Section 15.12       Incorporation of Exhibits and Schedules......................................................64
Section 15.13       Transaction Costs............................................................................64


                                    SCHEDULES

Schedule 9.9:       Stockholders of Enviroq Executing the Voting Agreement

Schedule 12.1:      Directors and Officers of Enviroq and its Subsidiaries

Schedule 12.2:      Capitalization (Enviroq)

Schedule 12.3:      Non-Contravention (Enviroq)

Schedule 12.5:      Title to Assets (Enviroq and its Subsidiaries)

Schedule 12.6:      Subsidiaries (Enviroq)

Schedule 12.7:      Financial Statements (Enviroq)

Schedule 12.9:      Subsequent Events (Enviroq)

Schedule 12.10:     Undisclosed Liabilities (Enviroq)

Schedule 12.11:     Legal Compliance (Enviroq)

Schedule 12.12:     Tax Matters (Enviroq)

Schedule 12.13:     Real Property (Enviroq)

Schedule 12.14:     Intellectual Property (Enviroq)

Schedule 12.17:     Contracts (Enviroq)

Schedule 12.18:     Notes and Accounts Receivable (Enviroq)

Schedule 12.19:     Insurance (Enviroq)

Schedule 12.20:     Litigation (Enviroq)

Schedule 12.22:     Employee Benefits (Enviroq)

Schedule 12.23:     Guaranties (Enviroq)

Schedule 12.24:     Environmental, Health, and Safety (Enviroq)

Schedule 13.1:      Directors and Officers of IAM and CRC

Schedule 13.2:      Capitalization (IAM/CRC)

Schedule 13.3:      Non-Contravention (IAM/CRC)

Schedule 13.5:      Title to Assets (IAM/CRC)

Schedule 13.7:      Financial Statements (IAM/CRC)

Schedule 13.8:      Subsequent Events (IAM/CRC)

Schedule 13.9:      Undisclosed Liabilities (IAM/CRC)

Schedule 13.10:     Legal Compliance (IAM/CRC)

Schedule 13.13:     Intellectual Property (IAM/CRC)

Schedule 13.16:     Contracts (IAM/CRC)

Schedule 13.17:     Notes and Accounts Receivable (IAM/CRC)

Schedule 13.18:     Insurance (IAM/CRC)

Schedule 13.19:     Litigation (IAM/CRC)

Schedule 13.21:     Employee Benefits (IAM/CRC)

Schedule 13.22:     Guaranties (IAM/CRC)

Schedule 13.23:     Environment, Health, and Safety (IAM/CRC)

Schedule 14.1:      Directors and Officers of NewCo and the NewCo Subs

Schedule 14.2:      Capitalization (NewCo and the NewCo Subs)

Schedule 14.3:      Non-Contravention (NewCo and the NewCo Subs)


                                    EXHIBITS

Exhibit A:          Form of Incentive Stock Option Plan of NewCo
Exhibit B:          Form of Non-Employee Directors' Stock Option Plan of NewCo
Exhibit C:          Affiliate Agreement
Exhibit D:          Employment Agreement (William J. Long)
Exhibit E:          Voting Agreement
Exhibit F:          Employment Agreement (Forrest Travis)
Exhibit G:          Employment Agreement (Mark F. Travis)

                      AGREEMENT AND PLAN OF REORGANIZATION

         THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") dated as of the 22nd day of April, 1998, is entered into by and among Intrepid Capital Corporation, a Delaware corporation ("NewCo"), Enviroq Corporation, a Delaware corporation ("Enviroq"), Freedom Holding of Alabama, Inc., a Delaware corporation ("Sub-1"), Institutional Asset Management, Inc., a Florida corporation ("IAM"), IAM Merger Sub, Inc., a Florida corporation ("Sub-2"), Capital Research Corporation, a Florida corporation ("CRC") and CRC Merger Sub, Inc., a Florida corporation ("Sub-3").

                                    RECITALS

         1. NewCo is a newly formed Delaware corporation and is a wholly-owned subsidiary of Enviroq.

         2. NewCo owns all of the issued and outstanding capital stock of Sub-1, Sub-2 and Sub-3.

         3. Immediately prior to the consummation of the Enviroq Merger (as defined below), Enviroq shall redeem a certain number of shares of its common stock.

         4. Sub-1, upon the terms and subject to the conditions of this Agreement, will be merged with and into Enviroq (the "Enviroq Merger").

         5. Sub-2, upon the terms and subject to the conditions of this Agreement, will be merged with and into IAM (the "IAM Merger").

         6. Sub-3, upon the terms and subject to the conditions of this Agreement, will be merged with and into CRC (the "CRC Merger").

         7. The respective boards of directors of Enviroq and Sub-1 deem it in the best interests of Enviroq and Sub-1, respectively, and of their respective stockholders that the Enviroq Merger be consummated.

         8. The respective boards of directors of IAM and Sub-2 deem it in the best interests of IAM and Sub-2, respectively, and their respective stockholders that the IAM Merger be consummated.

         9. The respective boards of directors of CRC and Sub-3 deem it in the best interests of CRC and Sub-3, respectively, and their respective stockholders that the CRC Merger be consummated.

         10. The respective boards of directors of all of the Parties have approved this Agreement, and the board of directors of Enviroq has directed that this Agreement be submitted to its stockholders for approval and adoption. The shareholders of Sub-1, Sub-2, Sub-3, IAM and CRC have approved this Agreement prior to its execution.

         11. Concurrently with the execution hereof, in order to induce IAM and CRC to enter into this Agreement, certain stockholders of Enviroq are entering into a stock agreement with IAM and CRC (the "Stock Agreement") providing for certain voting and other restrictions with respect to the shares of Enviroq Stock beneficially owned by them upon the terms and conditions specified therein.

         12. NewCo, the sole stockholder of Sub-1, Sub-2 and Sub-3, will deliver, or cause to be delivered to the stockholders of Enviroq, IAM and CRC, the consideration to be paid pursuant to the Enviroq Merger, the IAM Merger and the CRC Merger, respectively, in accordance with the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the warranties and covenants herein contained, the Parties agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         Capitalized terms used in this Agreement shall have the definitions set forth in this Article 1.

         SECTION 1.1 "ACTION" has the meaning set forth in Section 6.8 of this Agreement.

         SECTION 1.2 "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, injunctions, judgments, orders, decrees, rulings, dues, penalties, fines, reasonable amounts paid in settlement, taxes, liens and Losses.

         SECTION 1.3 "AFFILIATE" means with respect to each Party an officer or director of such Party or any Person owning an equity interest of 10% or more of such Party, any direct or indirect wholly owned subsidiary of such Party, any other subsidiary owned directly or indirectly by a direct or indirect parent company of such Party or any other Person in which such Party has at least a 10% equity interest.

         SECTION 1.4 "BROKER-DEALER" has the meaning set forth in Section 13.25 of this Agreement.

         SECTION 1.5 "BROKER-DEALER FILINGS" has the meaning set forth in
Section 13.25 of this Agreement.

         SECTION 1.6 "BUSINESS DAY" means each day on which national banks in Birmingham, Alabama are open for business.

         SECTION 1.7 "ALTERNATIVE PROPOSAL" has the meaning set forth in Section
5.6 of this Agreement.

         SECTION 1.8 "CLOSING" has the meaning set forth in Section 2.2 of this Agreement.

         SECTION 1.9 "CLOSING DATE" has the meaning set forth in Section 2.2 of this Agreement.

         SECTION 1.10 "CODE" means the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

         SECTION 1.11 "CONFIDENTIAL INFORMATION" means and includes, but is not limited to, written data, reports, interpretations, analyses, trade secrets, processes, drawings, photographs, records, specifications, designs, programs, product development activities, software packages and related documentation, technical know-how, concepts, theories, ideas, methods and procedures of operation, business or marketing plans, proposals, financial information, compiled data, communications, customer lists and data and equipment, as well as the nature and results of a Party's development activities and all other information and/or materials related to the business or activities of a Party, but excluding such information that is (i) generally available to the public, or
(ii) available, or becomes available, to a Party on a non-confidential basis prior to its disclosure from a Person authorized to disclose the same.

         SECTION 1.12 "CONSENT" means a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any Person pursuant to any contract, permit, law, regulation or order.

         SECTION 1.13 "CONTROLLED GROUP LIABILITY" has the meaning set forth in
Section 12.22 of this Agreement.

         SECTION 1.14 "CRC" means Capital Research Corporation, a Florida corporation.

         SECTION 1.15 "CRC CONSIDERATION" means 1206.149 shares of NewCo Stock per share of issued and outstanding CRC Stock.

         SECTION 1.16 "CRC MERGER" has the meaning set forth in Recital 5 of this Agreement.

         SECTION 1.17 "CRC STOCK" means any share of the common stock, par value $25 per share, of CRC.

         SECTION 1.18 "CRC SURVIVING CORPORATION" has the meaning set forth in
Section 2.1 of this Agreement.

         SECTION 1.19 "DELAWARE GENERAL CORPORATION LAW" means Title 8 of the Delaware Code, as amended.

         SECTION 1.20 "DISSENT PROVISIONS" has the meaning set forth in Section
3.4 of this Agreement.

         SECTION 1.21 "DISSENTING STOCKHOLDER" has the meaning set forth in
Section 3.4 of this Agreement.

         SECTION 1.22 "EFFECTIVE TIME" has the meaning set forth in Section 2.2 of this Agreement.

        SECTION 1.23 "EMPLOYEE BENEFIT PLAN" means any (a) non-qualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-employer Plan), or (d) Employee Welfare Benefit Plan (or material fringe benefit plan or program).

         SECTION 1.24 "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA Section 3(2).

         SECTION 1.25 "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA Section 3(l).

         SECTION 1.26 "ENVIRONMENTAL, HEALTH, AND SAFETY LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or waste into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or waste.

         SECTION 1.27 "ENVIROQ" means Enviroq Corporation, a Delaware corporation.

         SECTION 1.28 "ENVIROQ FINANCIAL STATEMENTS" has the meaning set forth in Section 12.7 of this Agreement.

         SECTION 1.29 "ENVIROQ INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in Section 12.14(b) of this Agreement.

         SECTION 1.30 "ENVIROQ MERGER" has the meaning set forth in Recital 3 of this Agreement.

         SECTION 1.31 "ENVIROQ MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 12.7 of this Agreement.

         SECTION 1.32 "ENVIROQ MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 12.7 of this Agreement.

         SECTION 1.33 "ENVIROQ MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 12.7 of this Agreement.

         SECTION 1.34 "ENVIROQ PLANS" means all Employee Benefit Plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one Person or more than one Person, sponsored or maintained by Enviroq or any of its Subsidiaries or to which Enviroq or any of its Subsidiaries contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Enviroq Plans" includes all Employee Welfare Benefit Plans and all Employee Pension Benefit Plans.

         SECTION 1.35 "ENVIROQ SEC DOCUMENTS" has the meaning set forth in
Section 12.8 of this Agreement.

         SECTION 1.36 "ENVIROQ STOCK" means any share of the common stock, par value $0.01 per share, of Enviroq.

         SECTION 1.37 "ENVIROQ SURVIVING CORPORATION" has the meaning set forth in Section 2.1 of this Agreement.

         SECTION 1.38 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         SECTION 1.39 "ERISA AFFILIATE" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

         SECTION 1.40 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder, including any amendments or any substitute or successor provisions, rules and regulations thereto.

         SECTION 1.41 "EXTREMELY HAZARDOUS SUBSTANCE" has the meaning set forth in Section 302 of the Emergency Planning and Community Right to Know Act of 1986, as amended.

         SECTION 1.42 "FIDUCIARY" has the meaning set forth in ERISA Section 3(21).

         SECTION 1.43 "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         SECTION 1.44 "IAM" means Institutional Asset Management, Inc., a Florida corporation.

         SECTION 1.45 "IAM/CRC REGULATORY DOCUMENTS" has the meaning set forth in Section 13.25 of this Agreement.

         SECTION 1.46 "IAM AND CRC INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in Section 13.13 of this Agreement.

         SECTION 1.47 "IAM CONSIDERATION" means 1206.149 shares of NewCo Stock per share of issued and outstanding IAM Stock.

         SECTION 1.48 "IAM/CRC FINANCIAL STATEMENTS" has the meaning set forth in Section 13.7 of this Agreement.

         SECTION 1.49 "IAM/CRC MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 13.7 of this Agreement.

         SECTION 1.50 "IAM/CRC MOST RECENT FISCAL MONTH END" has the meaning set forth in Section 13.7 of this Agreement.

         SECTION 1.51 "IAM/CRC MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 13.7 of this Agreement.

         SECTION 1.52 "IAM/CRC PLANS" means all Employee Benefit Plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one Person or more than one Person, sponsored or maintained by IAM/CRC or to which IAM/CRC contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "IAM/CRC Plans" includes all Employee Welfare Benefit Plans and all Employee Pension Benefit Plans.

         SECTION 1.53 "IAM/CRC REGULATORY DOCUMENTS" has the meaning set forth in Section 13.25 of this Agreement.

         SECTION 1.54 "IAM MERGER" has the meaning set forth in Recital 4 of this Agreement.

         SECTION 1.55 "IAM STOCK" means any share of the common stock, par value $0.01 per share, of IAM.

         SECTION 1.56 "IAM SURVIVING CORPORATION" has the meaning set forth in
Section 2.1 of this Agreement.

         SECTION 1.57 "INDEMNIFIED PARTY OR PARTIES" has the meaning set forth in Section 6.8 of this Agreement.

         SECTION 1.58 "INTELLECTUAL PROPERTY" means (a) all inventions (whether patentable or unpatentable), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade drafts, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connections therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier list, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof in whatever form or medium.

         SECTION 1.59 "INVESTMENT ADVISOR FILINGS" has the meaning set forth in
Section 13.25 of this Agreement.

         SECTION 1.60 "INVESTMENT COMPANY ACT" has the meaning set forth in
Section 13.26 of this Agreement.

         SECTION 1.61 "KNOWLEDGE" means either (a) that an individual is actually aware of a particular fact or other matter or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of performing the duties which are normally performed by a person acting in a similar capacity. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

         SECTION 1.62 "LOSSES" means any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees and disbursements.

         SECTION 1.63 "MERGERS" means the Enviroq Merger, the IAM Merger and the CRC Merger.

         SECTION 1.64 "MATERIAL ADVERSE EFFECT" means, with respect to any of the Parties, an event, change or occurrence which, individually or together with any other event, change or occurrence, has or could be expected to have a material adverse effect on the financial position, business, assets, properties, operations, results of operations or prospects of such Party and its Subsidiaries, if any, considered on a consolidated basis.

         SECTION 1.65 "MERGER CONSIDERATION" means the Non-Redeeming Enviroq Stockholder Consideration, the Redeeming Enviroq Stockholder Consideration, the IAM Consideration and the CRC Consideration.

         SECTION 1.66 "MERGER LETTER OF TRANSMITTAL" has the meaning set forth in Section 4.2 of this Agreement.

         SECTION 1.67 "MULTI-EMPLOYER PLAN" has the meaning set forth in Section 3(37) of ERISA.

         SECTION 1.68 "MULTIPLE EMPLOYER PLAN" has the meaning set forth in
Section 4063 of ERISA.

         SECTION 1.69 "NEWCO" shall mean Intrepid Capital Corporation, a Delaware corporation.

         SECTION 1.70 "NEWCO STOCK" means any share of the common stock, par value $0.01 per share, of NewCo.

         SECTION 1.71 "NEWCO SUBS" means Sub-1, Sub 2 and Sub-3.

         SECTION 1.72 "NON-REDEEMING ENVIROQ STOCKHOLDER" shall mean each holder of shares of Enviroq Stock other than a Redeeming Enviroq Stockholder.

         SECTION 1.73 "NON-REDEEMING ENVIROQ STOCKHOLDER CASH CONSIDERATION" means $2.22909775 per share of issued and outstanding Enviroq Stock owned by a Non-Redeeming Enviroq Stockholder, rounding to the nearest whole cent.

         SECTION 1.74 "NON-REDEEMING ENVIROQ STOCKHOLDER CONSIDERATION" means the aggregate of the Non-Redeeming Enviroq Stockholder Stock Consideration and the Non-Redeeming Enviroq Stockholder Cash Consideration.

         SECTION 1.75 "NON-REDEEMING ENVIROQ STOCKHOLDER STOCK CONSIDERATION" means one (1) share of NewCo Stock per share of issued and outstanding Enviroq Stock owned by a Non-Redeeming Enviroq Stockholder.

         SECTION 1.76 "ORDINARY COURSE OF BUSINESS" means any action taken by a Person only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; or

                  (b) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         SECTION 1.77 "PBGC" means the Pension Benefit Guaranty Corporation.

         SECTION 1.78 "PARTIES" mean collectively, or any two or more of, Enviroq, IAM, CRC, Sub-1, Sub-2, Sub-3 and NewCo.

         SECTION 1.79 "PARTY" means any one of the Parties to this Agreement.

         SECTION 1.80 "PAYING AGENT" means AmSouth Bank, a state banking corporation, of Birmingham, Alabama or such other qualified transfer agent as NewCo may designate.

         SECTION 1.81 "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or association, a limited liability company, a limited liability partnership, or a governmental entity (or any department, agency, or political subdivision thereof, including a Regulatory Authority).

         SECTION 1.82 "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         SECTION 1.83 "PROXY STATEMENT" has the meaning set forth in Section 5.4 of this Agreement.

         SECTION 1.84 "QUALIFIED ENVIROQ PLAN" has the meaning set forth in
Section 12.22 of this Agreement.

         SECTION 1.85 "QUALIFIED IAM/CRC PLAN" has the meaning set forth in
Section 13.21 of this Agreement.

         SECTION 1.86 "REDEEMED SHARES" has the meaning set forth in Section 5.8(d) of this Agreement.

         SECTION 1.87 "REDEEMING ENVIROQ STOCKHOLDER" shall mean each holder of shares of Enviroq Stock who submitted a Valid Acceptance and whose shares of Enviroq Stock are redeemed, in part, in the Redemption.

         SECTION 1.88 "REDEEMING ENVIROQ STOCKHOLDER CONSIDERATION" means
1.74514041 shares of NewCo Stock per issued and outstanding share of Enviroq Stock owned by a Redeeming Enviroq Stockholder after giving effect to, and excluding shares of each Redeeming Enviroq Stockholder's Enviroq Stock redeemed in, the Redemption; provided, however, if for any Redeeming Enviroq Stockholder the calculation of the number of shares of NewCo Stock pursuant to first part of this sentence would result in the issuance of a fractional share of NewCo Stock to such Redeeming Enviroq Stockholder, then the number of shares of NewCo Stock issued to such Redeeming Enviroq Stockholder shall be rounded down to the nearest whole share of NewCo Stock and such Redeeming Enviroq Stockholder shall receive from NewCo an amount in cash equal to the fractional component resulting from the calculation in the first part of this sentence (which shall always be less than 1 but greater than zero, if applicable) times $2.99151457, rounded to the nearest whole cent.

         SECTION 1.89 "REDEMPTION" shall mean the making of the Redemption Offer and the Valid Acceptance thereof by any of the holders of shares of Enviroq Stock as of the Redemption Record Date; the payment of the Redemption Price to any such holder of shares of Enviroq Stock who shall have submitted a Valid Acceptance, upon the satisfaction or waiver of the conditions to the Redemption contained in the Redemption Materials; the acquisition of the Redeemed Shares by Enviroq with the result that such shares are held as treasury stock of Enviroq; and all actions taken in connection with any of the foregoing.

         SECTION 1.90 "REDEMPTION EXPIRATION DATE" has the meaning set forth in
Section 5.8(a) of this Agreement.

         SECTION 1.91 "REDEMPTION LETTER OF TRANSMITTAL" has the meaning set forth in Section 5.8(d) of this Agreement.

         SECTION 1.92 "REDEMPTION MATERIALS" has the meaning set forth in
Section 5.8(a) of this Agreement.

         SECTION 1.93 "REDEMPTION OFFER" has the meaning set forth in Section 5.8(a) of this Agreement.

         SECTION 1.94 "REDEMPTION PRICE" has the meaning set forth in Section 5.8(a) of this Agreement.

         SECTION 1.95 "REDEMPTION RECORD DATE" has the meaning set forth in
Section 5.8(a) of this Agreement.

         SECTION 1.96 "REGISTERED INVESTMENT ADVISER" has the meaning set forth in Section 13.25 of this Agreement.

         SECTION 1.97 "REGISTRATION ATTORNEY" means the law firm of Bradley Arant Rose & White LLP, located in Birmingham, Alabama or other firm to which the Parties agree.

         SECTION 1.98 "REGISTRATION STATEMENT" has the meaning set forth in
Section 5.4 of this Agreement.

         SECTION 1.99 "REGULATORY AUTHORITY" means, collectively, the Federal Trade Commission, the United States Department of Justice, the SEC, the National Association of Securities Dealers, Inc., and all national and state securities exchanges and any other governmental or regulatory body, agency, instrumentality or authority.

         SECTION 1.100 "REPORTABLE EVENT" has the meaning set forth in ERISA
Section 4043.

         SECTION 1.101 "SEC" means the Securities and Exchange Commission.

         SECTION 1.102 "SECURITIES ACT" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder, including any amendments or any substitutes or successor provisions, rules and regulations thereto.

         SECTION 1.103 "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens for work done on the property to the extent that such liens arise in the Ordinary Course of Business and are not yet due and payable, (b) liens for taxes not yet delinquent or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, in each case, where there exists no default in Enviroq's or any Subsidiary's obligations with respect to the underlying agreements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         SECTION 1.104 "STOCK AGREEMENT" has the meaning set forth in Recital 10 of this Agreement.

         SECTION 1.105 "SUB-1" means Freedom Holding of Alabama, Inc., a Delaware corporation.

         SECTION 1.106 "SUB-1 STOCK" means any share of the common stock, par value $0.01 per share, of Sub-1.

         SECTION 1.107 "SUB-2" means IAM Merger Sub, Inc., a Florida corporation.

         SECTION 1.108 "SUB-2 STOCK" means any share of the common stock, par value $0.01 per share, of Sub-2.

         SECTION 1.109 "SUB-3" means CRC Merger Sub, Inc., a Florida corporation.

         SECTION 1.110 "SUB-3 STOCK" means any share of the common stock, par value $0.01 per share, of Sub-3.

         SECTION 1.111 "SUBSIDIARY" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns (directly or indirectly) a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         SECTION 1.112 "SURVIVING CORPORATIONS" means the Enviroq Surviving Corporation, the IAM Surviving Corporation and the CRC Surviving Corporation.

         SECTION 1.113 "TAX RETURNS" means, collectively, (a) all reports, declarations, estimates, returns, information statements, and similar documents relating to, or required to be filed in respect of any Taxes; and (b) all information statements, returns, reports or similar documents required to be filed with respect to payments to (or from) third parties or with respect to transactions in which any Person or any Subsidiary thereof participates; and the term "Tax Return" shall mean any one of the foregoing Tax Returns.

         SECTION 1.114 "TAXES" means, collectively, (a) all net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, lease, service, service use, withholding, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental, premium, property, windfall, profits, customs, duties, and other taxes, fees, assessments or charges of any kind whatever, including any estimates thereof, together with any interest, penalties and other additions with respect thereto, imposed by any federal, territorial, state, local or foreign government; and (b) any penalties, interest, or other additions to tax for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Tax Return; and the term "Tax" shall mean any one of the foregoing Taxes. When used with reference to a specified Person (for example and without limitation, "Taxes of Enviroq"), the terms "Taxes" and "Tax" shall include only amounts of, or in respect of, Taxes for which such Person is, or could become, liable in whole or part (including any obligation in connection with a duty to collect, withhold, or pay over any Tax), any obligation to contribute to the payment of any Taxes determined on a consolidated, combined, or unitary basis, any liability as a transferee, or any liability as a result of any express or implied obligation to indemnity or pay the Tax obligations of another Person.

         SECTION 1.115 "THIRD-PARTY INTELLECTUAL PROPERTY RIGHTS" means, with respect to each of Enviroq, IAM and CRC, all licenses, sublicenses and other agreements as to which it is a party and pursuant to which it is authorized to use any third-party patents, trademarks, service marks or copyrights.

         SECTION 1.116 "VALID ACCEPTANCE" has the meaning set forth in Section 5.8(b) of this Agreement.

         SECTION 1.117 "VOTING AGREEMENT" has the meaning set forth in Section
8.8 of this Agreement.

                                    ARTICLE 2
                                   THE MERGERS

         SECTION 2.1 THE MERGERS. On the terms and subject to the conditions contained in this Agreement, the Mergers will be consummated. Enviroq shall be the corporation surviving the Enviroq Merger (the "Enviroq Surviving Corporation"). IAM shall be the corporation surviving the IAM Merger (the "IAM Surviving Corporation"). CRC shall be the corporation surviving the CRC Merger (the "CRC Surviving Corporation").

         SECTION 2.2 THE EFFECTIVE TIME AND THE CLOSING DATE. The Mergers shall become effective on the date and at the time on which the latest of the following actions has been completed: (i) the certificate of merger with respect to the Enviroq Merger has been duly filed with the Secretary of State of the State of Delaware; (ii) the articles of merger with respect to the IAM Merger has been duly filed with the Secretary of State of the State of Florida; and
(iii) the articles of merger with respect to the CRC Merger has been duly filed with the Secretary of State of the State of Florida (the "Effective Time"); provided, however, the Mergers shall not become effective until after the Redemption (as generally set forth in Section 5.8) shall have been completed, including, without limitation, the issuance of checks to the Redeeming Enviroq Stockholders pursuant to Section 4.1(a) and the completion of all necessary actions so that the Redeemed Shares shall have become treasury stock of Enviroq. Upon the terms and subject to the conditions hereof, unless otherwise agreed upon by the Parties, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bradley Arant Rose & White LLP, 2001 Park Place, Suite 1400, Birmingham, Alabama 35203-2736, commencing at 10:00 a.m. local time as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles 7 through 10, but in no event later than two business days thereafter (the date of such being referred to herein as the "Closing Date"), unless otherwise mutually agreed to by the Parties.

         SECTION 2.3 EFFECT OF THE MERGERS. At the Effective Time:

                  (a) the Enviroq Merger shall have the effects set forth in the Delaware General Corporation Law; and

                  (b) the IAM Merger and the CRC Merger shall each have the effects set forth in the Florida Business Corporation Act.

         SECTION 2.4 CERTIFICATE OR ARTICLES OF INCORPORATION AND BYLAWS.

         At the Effective Time:

                  (a) with respect to the Enviroq Merger, the certificate of incorporation and bylaws of Enviroq, as in effect on the date hereof and otherwise amended prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Enviroq Surviving Corporation until further amended as provided therein and in accordance with applicable laws;

                  (b) with respect to the IAM Merger, the articles of incorporation and bylaws of IAM, as in effect on the date hereof and otherwise amended prior to the Effective Time, shall be the articles of incorporation and bylaws of IAM Surviving Corporation until further amended as provided therein and in accordance with applicable law; and

                  (c) with respect to the CRC Merger, the articles of incorporation and bylaws of CRC, as in effect on the date hereof and otherwise amended prior to the Effective Time, shall be the articles of incorporation and bylaws of CRC Surviving Corporation until further amended as provided therein and in accordance with applicable law.

         SECTION 2.5 DIRECTORS AND OFFICERS. From and after the Effective Time, the directors and officers of each of Enviroq, IAM and CRC shall be the directors and officers of each of Enviroq Surviving Corporation, IAM Surviving Corporation and CRC Surviving Corporation, respectively to serve until such Person's successor shall be elected and qualified, or until such Person dies, resigns or is removed from office.

         SECTION 2.6 NEWCO BOARD COMPOSITION. The initial board of directors of NewCo shall consist of seven directors, which directors shall be Forrest Travis, Mark F. Travis, Morgan Payne, William J. Long, Thomas W. Brander, Michael X. Marinelli and Alexander M. Zechella. Subsequent boards of directors shall be elected in accordance with the terms and provisions of the Voting Agreement so long as such agreement remains in effect.

                                    ARTICLE 3
                               CONVERSION OF STOCK

         SECTION 3.1 CONVERSION OF SUB-1 STOCK AND ENVIROQ STOCK. Subject to the terms and conditions of this Agreement, as of the Effective Time and by virtue of the Enviroq Merger and without any further action on the part of the holder of any Sub-1 Stock or Enviroq Stock:

                  (a) all shares of Enviroq Stock which are held by Enviroq as treasury stock (including, without limitation, all Redeemed Shares) shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor;

                  (b) each share of Enviroq Stock outstanding immediately prior to the Effective Time that is owned by a Non-Redeeming Enviroq Stockholder shall be canceled and converted into the right to receive the Non-Redeeming Enviroq Stockholder Consideration, and all outstanding certificates representing shares of Enviroq Stock owned by a Non-Redeeming Enviroq Stockholder shall thereafter represent solely the right to receive the Non-Redeeming Enviroq Stockholder Consideration with respect to each such share of Enviroq Stock;

                  (c) each share of Enviroq Stock outstanding immediately prior to the Effective Time that is owned by a Redeeming Enviroq Stockholder (that is, those shares of Enviroq Stock owned by a Redeeming Enviroq Stockholder that are not redeemed in the Redemption) shall be canceled and converted into the right to receive the Redeeming Enviroq Stockholder Consideration, and all outstanding certificates representing shares of Enviroq Stock (after giving effect to, and excluding shares of Enviroq Stock redeemed in, the Redemption) owned by a Redeeming Enviroq Stockholder shall thereafter represent solely the right to receive the Redeeming Enviroq Stockholder Consideration with respect to each such share of Enviroq Stock.

                  (d) at the Effective Time, each share of Sub-1 Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Enviroq Surviving Corporation.

         SECTION 3.2 CONVERSION OF SUB-2 AND IAM STOCK. Subject to the terms and conditions of this Agreement, as of the Effective Time and by virtue of the IAM Merger and without any further action on the part of the holder of any Sub-2 Stock or IAM Stock:

                  (a) all shares of IAM Stock which are held by IAM as treasury stock, if any, shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor;

                  (b) each share of IAM Stock outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive the IAM Consideration, and all outstanding certificates representing shares of IAM Stock shall thereafter represent solely the right to receive the IAM Consideration with respect to each such share of IAM Stock; and

                  (c) at the Effective Time, each share of Sub-2 Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $0.01 per share, of the IAM Surviving Corporation.

         SECTION 3.3 CONVERSION OF SUB-3 AND CRC STOCK. Subject to the terms and conditions of this Agreement, as of the Effective Time and by virtue of the CRC Merger and without any further action on the part of the holder of any Sub-3 Stock or CRC Stock:

                  (a) all shares of CRC Stock which are held by CRC as treasury stock, if any, shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor;

                  (b) each share of CRC Stock outstanding immediately prior to the Effective Time shall be canceled and converted into the right to receive the CRC Consideration, and all outstanding certificates representing shares of CRC Stock shall thereafter represent solely the right to receive the CRC Consideration with respect to each such share of CRC Stock; and

                  (c) at the Effective Time, each share of Sub-3 Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock, par value $ 0.01 per share, of the CRC Surviving Corporation.

         SECTION 3.4 RIGHTS OF DISSENT OF ENVIROQ STOCKHOLDERS. Notwithstanding anything in this Agreement to the contrary, each outstanding share of Enviroq Stock the holder of which has demanded and perfected his demand for payment of the "fair or appraised" value of such share in accordance with Section 262 of the Delaware General Corporation Law (the "Dissent Provisions"), to the extent applicable, and has not effectively withdrawn or lost such holder's right to such appraisal (each such Person, a "Dissenting Stockholder"), and has not redeemed such shares of Enviroq Stock in the Redemption, shall not be converted into or represent a right to receive the Redeeming Enviroq Stockholder Consideration or the Non-Redeeming Enviroq Stockholder Consideration payable in the Enviroq Merger, but the holder thereof shall be entitled only to such rights as are granted by the Dissent Provisions. Enviroq shall give NewCo and each other Party prompt notice of any written notices of any intent to demand payment and any written demands for payment received by Enviroq. Each Dissenting Stockholder who becomes entitled, pursuant to the Dissent Provisions, to payment of fair value of the Enviroq Stock held by such Dissenting Stockholder shall receive payment therefor from NewCo (but only after the amount thereof shall have been determined as required by the applicable Dissent Provisions) and all of such Dissenting Stockholder's Enviroq Stock shall be canceled. Prior to the Effective Time, Enviroq shall not, without the prior written consent of the other Parties, voluntarily make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right to demand payment of fair or appraised value, the Enviroq Stock held by such Dissenting Stockholder shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Redeeming Enviroq Stockholder Consideration or the Non-Redeeming Enviroq Stockholder Consideration, as applicable, to be paid in the Enviroq Merger as provided by this Agreement. The shareholders of IAM and CRC have approved the IAM Merger and the CRC Merger and therefore have no right to dissent under the Florida Business Corporation Act.

         SECTION 3.5 STOCK OPTIONS AND RELATED MATTERS. As of the Effective Time, all rights with respect to Enviroq Stock, IAM Stock or CRC Stock issuable pursuant to the exercise of stock options granted by Enviroq, IAM or CRC under stock option plans of Enviroq, IAM or CRC, respectively, and held by each participant thereunder, whether or not such options are then exercisable, shall be terminated and canceled for no payment. Such holder of any options so surrendered shall execute an appropriate instrument of cancellation pursuant to which the rights held by such holder shall be canceled and terminated and the options held by such holder shall be canceled and terminated and shall be of no further force or effect. It is anticipated that as soon as practicable after the Effective Time, NewCo will adopt an Incentive Stock Option Plan and a Non-Employee Directors' Stock Option Plan, substantially in the form attached as EXHIBIT A and EXHIBIT B, respectively.

         SECTION 3.6 SHARES OF NEWCO STOCK OWNED BY ENVIROQ. As of the Effective Time, all shares of NewCo Stock owned by Enviroq shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor.

                                    ARTICLE 4
            PAYMENT OF THE REDEMPTION PRICE AND MERGER CONSIDERATION

         SECTION 4.1 PAYMENT OF THE REDEMPTION PRICE AND THE NON-REDEEMING ENVIROQ STOCKHOLDER CASH CONSIDERATION.

                  (a) After the Redemption Expiration Date, but before the Effective Time, Enviroq will transfer to the Paying Agent an amount equal to the Redemption Price multiplied by the number of shares of Enviroq Stock to be redeemed in the Redemption, plus any ancillary amount to cover rounding to the nearest whole cent when paying the Redemption Price for each Redeeming Enviroq Stockholder's Redeemed Shares, in order that the Paying Agent shall have sufficient funds to pay, on behalf of Enviroq, the amount calculated pursuant to this sentence for each Redeeming Enviroq Stockholder's Redeemed Shares. Immediately after the Redemption has been completed, but before the Effective Time, Enviroq shall notify the Paying Agent that the Redemption has occurred and the Paying Agent shall issue checks to each Redeeming Enviroq Stockholder in the amount calculated in the immediately preceding sentence for such Redeeming Enviroq Stockholder's Redeemed Stock.

                  (b) Immediately after the Effective Time, the board of directors of Enviroq Surviving Corporation shall declare, and the Enviroq Surviving Corporation shall pay, a cash dividend to NewCo in an amount sufficient to pay the Non-Redeeming Enviroq Stockholder Cash Consideration to each Non-Redeeming Enviroq Stockholder, minus any amount that would otherwise be paid pursuant to the immediately preceding clause in this sentence except for the fact that a Non-Redeeming Enviroq Stockholder perfected and did not withdraw its demand for payment of "fair or appraised" value pursuant to Section 3.4 of this Agreement, plus any ancillary amount needed to pay to each Redeeming Enviroq Stockholder the cash payment, if applicable, that is to be paid to each Redeeming Enviroq Stockholder pursuant to the proviso found in the definition of "Redeeming Enviroq Stockholder Consideration." Immediately following this dividend, NewCo will furnish to the Paying Agent the amount set forth in the immediately preceding sentence to enable the Paying Agent to make full payment of the Non-Redeeming Enviroq Stockholder Cash Consideration to the Non-Redeeming Enviroq Stockholders and the cash portion of the Redeeming Enviroq Stockholder Consideration to the Redeeming Enviroq Stockholders, all amounts to be paid concurrently with and in the manner set forth with respect to the Non-Redeeming Enviroq Stockholder Stock Consideration, as described in Section 4.2(a).

         SECTION 4.2 PAYMENT OF THE NON-REDEEMING ENVIROQ STOCKHOLDER STOCK CONSIDERATION, THE REDEEMING ENVIROQ STOCKHOLDER CONSIDERATION, THE IAM CONSIDERATION AND THE CRC CONSIDERATION.

                  (a) The Paying Agent shall also serve as the exchange agent. The Paying Agent may employ sub-agents in connection with performing its duties. As promptly as practicable after the Effective Time, the Paying Agent shall send or cause to be sent to each former holder of record of shares of Enviroq Stock, IAM Stock and CRC Stock transmittal materials (the "Merger Letter of Transmittal") for use in exchanging their certificates formerly representing Enviroq Stock, IAM Stock and CRC Stock for the Merger Consideration provided for in this Agreement. The Merger Letter of Transmittal will contain instructions with respect to the surrender of certificates representing Enviroq Stock, IAM Stock and CRC Stock and the receipt of the Merger Consideration contemplated by this Agreement and will require each holder of shares of Enviroq Stock, IAM Stock and CRC Stock to transfer good and marketable title to such shares of Enviroq Stock, IAM Stock and CRC Stock to NewCo, free and clear of all liens, claims and encumbrances. Upon receipt of properly completed Merger Letters of Transmittal, the Paying Agent shall pay the appropriate Merger Consideration to the stockholders of Enviroq, IAM and CRC, as appropriate. The Paying Agent shall, as promptly as practicable after the Effective Time, send or cause to be sent to each former holder of record of Enviroq Stock, IAM Stock and CRC Stock a Merger Letter of Transmittal and upon the proper execution and return of such Merger Letter of Transmittal to the Paying Agent, the appropriate Merger Consideration shall be promptly paid. In respect of a Redeeming Enviroq Stockholder who submitted the certificate(s) representing all shares of Enviroq Stock owned by such holder in connection with the submission of a Redemption Letter of Transmittal and who so indicated on such holder's Redemption Letter of Transmittal, the Redemption Letter of Transmittal shall serve in lieu of a Merger Letter of Transmittal for such holder, subject to the terms and conditions contained in the Redemption Offer Materials. Amounts that would have been payable to Dissenting Stockholders but for the fact of their dissent in accordance with the provisions of Section 3.4 hereof, shall be handled in accordance with and in a manner consistent with the Dissent Provisions.

                  (b) At the Effective Time, the stock transfer books of Enviroq Stock, IAM Stock and CRC Stock shall be closed as to holders of Enviroq Stock, IAM Stock and CRC Stock immediately prior to the Effective Time (but after the Redemption has taken place), and no transfer of Enviroq Stock, IAM Stock and CRC Stock by any such holder shall thereafter be made or recognized and each outstanding certificate formerly representing Enviroq Stock, IAM Stock and CRC Stock shall, without any action on the part of any holder thereof, no longer represent Enviroq Stock, IAM Stock and CRC Stock. If, after the Effective Time, certificates are properly presented to the Exchange Agent, such certificates shall be exchanged for the Merger Consideration contemplated by this Agreement into which the Enviroq Stock, IAM Stock and CRC Stock represented thereby were converted in the Mergers.

         SECTION 4.3 LOST CERTIFICATES. In the event that any holder of Enviroq Stock, IAM Stock and CRC Stock is unable to deliver the certificate which represents such holder's Enviroq Stock, IAM Stock or CRC Stock, NewCo (or Enviroq, with respect to the Redemption), in the absence of actual notice that any Enviroq Stock, IAM Stock or CRC Stock theretofore represented by any such certificate has been acquired by a bona fide purchaser or, in the case of Enviroq Stock, redeemed in the Redemption, may, in its sole discretion, deliver to such holder the Merger Consideration (or the Redemption Price in respect of such holder's Redeemed Shares) contemplated by this Agreement to which such holder is entitled in accordance with the provisions of this Agreement, upon the presentation of all of the following:

                  (a) an affidavit or other evidence to the reasonable satisfaction of NewCo (or Enviroq, with respect to the Redemption) that any such certificate has been lost, wrongfully taken or destroyed;

                  (b) such security or indemnity as may be reasonably requested by NewCo (or Enviroq, with respect to the Redemption) to indemnify and hold NewCo (or Enviroq, with respect to the Redemption) harmless; and

                  (c) evidence to the satisfaction of NewCo (or Enviroq, with respect to the Redemption) that such holder is the owner of Enviroq Stock, IAM Stock or CRC Stock theretofore represented by each certificate claimed by such holder to be lost, wrongfully taken or destroyed and that such holder is the Person who would be entitled to present each such certificate for exchange pursuant to this Agreement.

         SECTION 4.4 PAYMENT TO ANOTHER PERSON. In the event that the delivery of any Merger Consideration contemplated by this Agreement is to be made to a Person other than the Person in whose name any certificate representing Enviroq Stock, IAM Stock or CRC Stock surrendered is registered, such certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer), with the signature(s) appropriately guaranteed, and otherwise in proper form for transfer, and the Person requesting such delivery shall pay any transfer or other taxes required by reason of the delivery to a Person other than the registered holder of such certificate surrendered or establish to the satisfaction of NewCo that such tax has been paid or is not applicable.

         SECTION 4.5 RIGHT TO RECEIVE THE MERGER CONSIDERATION ONLY. Until surrendered in accordance with the provisions of Section 4.2, each certificate representing Enviroq Stock, IAM Stock and CRC Stock shall represent for all purposes the right to receive the appropriate Merger Consideration contemplated by this Agreement or, with respect to Enviroq stockholders, the right to receive payment of the fair value of the shares in such amount as may be determined to be due to a Dissenting Stockholder pursuant to the applicable Dissent Provisions, and shall not represent the right to receive any other consideration, including, without limitation, interest on any sum.


                                    ARTICLE 5
                            COVENANTS AND AGREEMENTS

         SECTION 5.1       CONDUCT OF THE BUSINESS.

                  (a) During the period from the date of this Agreement to the Effective Time, Enviroq, on the one hand, and IAM and CRC, on the other hand, shall, and shall cause their respective direct or indirect Subsidiaries to, (i) take all actions and do all things consistent with the Ordinary Course of Business, (ii) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and
(iii) except as required by law or regulation, take no action which would adversely affect or delay the ability of any Party to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement; provided, however, Enviroq shall be permitted to redeem shares of Enviroq Stock in the Redemption;

                  (b) During the period from the date of this Agreement to the Effective Time, except as required by law or regulation and except as expressly contemplated by this Agreement, each of Enviroq, on the one hand, and IAM and CRC, on the other hand, shall not, and shall not permit of their respective Subsidiaries, without the prior written consent of the other Parties, to:

                       (i) change, delete or add any provision of or to its certificate or articles of incorporation or bylaws or of any of their respective Subsidiaries;

                       (ii) change the number of shares of its authorized, issued or outstanding capital stock, including any issuance, purchase, redemption, split, combination or reclassification thereof; issue or grant any option, warrant, call, commitment, subscription right; enter into any agreement to purchase relating to its authorized, issued or outstanding capital stock; or declare, set aside or pay any dividend or other distribution with respect to its outstanding capital stock; provided, however, Enviroq shall be permitted to redeem shares of Enviroq Stock in the Redemption;

                       (iii) incur any material liabilities or material obligations (other than deposit liabilities and short-term borrowings in the Ordinary Course of Business), whether directly or by way of guaranty, including any obligation for borrowed money, or whether evidenced by any note, bond, debenture, or similar instrument, except in the Ordinary Course of Business; Enviroq shall be permitted to incur liabilities to the holders of Enviroq Stock in connection with the Redemption;

                       (iv) make any capital expenditures individually in excess of $25,000, or in the aggregate in excess of $50,000, excluding (a) binding commitments existing on the date of this Agreement and disclosed in a Disclosure Schedule delivered pursuant to this Agreement and (b) expenditures necessary to maintain existing assets in good repair;

                       (v) sell, transfer, convey or otherwise dispose of any real property or interest therein having a book value in excess of or in exchange for consideration in excess of $10,000;

                       (vi) pay any bonuses to any executive officer except pursuant to the terms of an enforceable written employment agreement; enter into any new, or amend in any respect any existing, employment, consulting, non-competition or independent contractor agreement with any Person; alter the terms of any existing incentive bonus or commission plan; adopt any new or amend in any material respect any existing Employee Benefit Plan, except as may be required by law; grant any general increase in compensation to its employees as a class or to its officers except for non-executive officers in the Ordinary Course of Business and consistent with past practices and policies or except in accordance with the terms of an enforceable written agreement; grant any material increases in fees or other increases in compensation or in other benefits to any of its directors; or effect any change in any material respect in retirement benefits to any class of employees or officers, except as required by law; or

                       (vii) acquire any of the assets or equity securities of any Person or acquire direct or indirect control of any Person, other than in connection with (a) any internal reorganization or consolidation involving existing Subsidiaries which has been approved in advance in writing by Enviroq, IAM and CRC, (b) any such acquisition of assets in the Ordinary Course of Business, or (c) the creation of new Subsidiaries organized to conduct and continue activities not otherwise permitted by this Agreement.

         SECTION 5.2 ACCESS TO BOOKS AND RECORDS. Each of the Parties will, and will cause each of its Subsidiaries to, permit representatives of the other Parties to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Parties and their Subsidiaries in accordance with reasonable procedures required by the Parties that are designed to minimize the impact on the Parties' business. Each of the Parties will treat and hold as such any Confidential Information it receives from any of the Parties and their Subsidiaries in the course of the reviews contemplated by this Section, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return all tangible embodiments (and all copies thereof), to whichever of the Parties that originally disclosed such embodiments, which are in its possession.

         SECTION 5.3 APPROVAL OF STOCKHOLDERS OF ENVIROQ. Enviroq will take all steps necessary under applicable law and its certificate of incorporation and bylaws to call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving this Agreement, the Enviroq Merger and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. Unless the board of directors of Enviroq determines in good faith, based upon advice of its outside counsel, that the failure to terminate this Agreement and the transactions contemplated hereby would be reasonably likely to result in a breach of the directors' fiduciary duty to the stockholders of Enviroq, the board of directors of Enviroq will recommend to its stockholders the approval of this Agreement, the Enviroq Merger and the transactions contemplated hereby and will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement, the Enviroq Merger and the transactions contemplated hereby.

         SECTION 5.4 PREPARATION OF PROXY STATEMENT AND REGISTRATION STATEMENT. In connection with the meeting of its stockholders, Enviroq shall promptly prepare a proxy statement for submission to its stockholders (the "Proxy Statement"). Each of the other Parties shall promptly furnish Enviroq with all information concerning its business and financial statements and affairs which, in the reasonable judgment of Enviroq or its counsel, may be required or appropriate for inclusion in the Proxy Statement and shall take such other action as they may reasonably request in connection with the Proxy Statement. Enviroq, IAM and CRC shall use reasonable efforts to cause NewCo to engage the Registration Attorney to promptly prepare and file with the SEC, pursuant to the Securities Act, a registration statement (which registration statement, in the form it is declared effective under the Securities Act by the SEC, together with any and all amendments or supplements thereto and all information incorporated by reference therein, is referred to herein as the "Registration Statement") with respect to the shares of NewCo Stock to be issued in connection with the transactions described in this Agreement and shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act by the SEC as promptly as practicable. Each of the other Parties shall promptly furnish NewCo with all information concerning its business and financial statements and affairs which, in the reasonable judgment of NewCo, its counsel, or the Registration Attorney may be required or appropriate for inclusion in the Registration Statement. Each party shall take such other action as NewCo may reasonably request in connection with the Registration Statement. Once the Registration Statement has been declared effective, Enviroq shall thereafter promptly mail to its stockholders the Proxy Statement in definitive form (as amended or supplemented). Furthermore, each of Enviroq, IAM, CRC and NewCo shall cooperate with respect to, and shall take such other reasonable actions required to be taken under, any applicable state securities laws in connection with the issuance of shares of NewCo Stock and the transactions contemplated by this Agreement. In respect of the Proxy Statement, the Registration Statement and any other filing with or statement made to any Regulatory Authority, Enviroq shall provide, and is responsible for, all such information (including any omissions of information) related to Enviroq, and IAM and CRC shall provide, and are jointly and severally responsible for, all such information (including any omissions of information) related to IAM and CRC.

         SECTION 5.5 EXEMPTION UNDER ANTI-TAKEOVER STATUTES. Prior to the Effective Time, each Party will use its best efforts to take all steps required to exempt the transactions contemplated by this Agreement from any applicable state anti-takeover law.

         SECTION 5.6 ALTERNATIVE PROPOSALS. Prior to the Effective Time, Enviroq agrees (a) that neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries permit their respective officers, directors, employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or purchase of (i) all or any significant portion of the assets of the Enviroq and its Subsidiaries taken as a whole, (ii) 15% or more of the outstanding shares of Enviroq Stock or (iii) 15% or more of the outstanding shares of the capital stock of any Subsidiary of Enviroq (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Alternative Proposal (excluding the Mergers and the Redemption contemplated by this Agreement), or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; and (b) that it will notify IAM and CRC immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 5.6 shall prohibit the board of directors of Enviroq from (i) furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide Alternative Proposal if, and only to the extent that, (A) the board of directors of Enviroq, based upon the advice of outside counsel, determines in good faith that the failure to terminate this Agreement and the transactions contemplated hereby would be reasonably likely to result in a breach of the directors' fiduciary duty to the stockholders of Enviroq, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, Enviroq provides written notice to IAM and CRC to the effect that it is furnishing information to, or entering into discussions or negotiations with, such Person, and (C) Enviroq keeps IAM and CRC reasonably informed of the status of any such discussions; and (ii) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Alternative Proposal. Nothing in this Section 5.6 shall (x) permit Enviroq to terminate this Agreement (except as specifically provided in Article 11 hereof), (y) permit Enviroq to enter into any agreement with respect to an Alternative Proposal for as long as this Agreement remains in effect (it being agreed that for as long as this Agreement remains in effect, Enviroq shall not enter into any agreement with any Person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of Enviroq under this Agreement.

         SECTION 5.7 AFFILIATES. Each party to this Agreement shall deliver to NewCo a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the stockholders of Enviroq, "affiliates" of such party for purposes of Rule 145 under the Securities Act.

Each party shall use its best efforts to cause each of its respective "affiliates" to deliver to NewCo on or prior to the Closing Date a written agreement substantially in the form attached as EXHIBIT C.

         SECTION 5.8       REDEMPTION OF CERTAIN SHARES OF ENVIROQ STOCK.

                  (a) Offer. As soon as practicable after the date of this Agreement, Enviroq shall make an offer ("Redemption Offer") to redeem up to 42.698013% of the issued and outstanding shares of Enviroq Stock at a price of $5.22061144 per share of Enviroq Stock ("Redemption Stock"). The Redemption Offer shall be made to all holders of record of shares of Enviroq Stock (other than treasury shares and any shares of Enviroq Stock owned by Enviroq's Subsidiaries) as of the record date for such Redemption Offer as determined by the board of directors of Enviroq ("Redemption Record Date"). The Redemption Offer shall be subject to the same conditions found in Articles 7, 8, 9 and 10 of this Agreement, and such other terms and conditions which will be contained in the offer materials to be sent to such holders in connection with the Redemption Offer ("Redemption Materials"), which conditions can be waived in the sole discretion of Enviroq. The Redemption Offer shall terminate automatically without further action by Enviroq if this Agreement is terminated. Pursuant to the Redemption Offer, each holder of shares of Enviroq Stock generally shall have the right to redeem exactly 42.698013%, but not less than 42.698013%, of the shares of Enviroq Stock owned of record by such holder as of the Redemption Record Date; provided, however, in determining the amount to be paid pursuant to the first part of this sentence, rounding to the nearest whole cent shall be performed. Upon making of the Redemption Offer, Enviroq shall set aside such amount of money as is sufficient to pay the Redemption Price for all shares of Enviroq Stock subject of the Redemption Offer, plus any ancillary amount to cover rounding to the nearest whole cent when paying the Redemption Price for each Redeeming Enviroq Stockholder's Redeemed Shares.

         (b) Acceptance. In order to accept the Redemption Offer, a holder of shares of Enviroq Stock must properly complete the letter of transmittal and any other required forms included in the Redemption Materials ("Redemption Letter of Transmittal") and return the properly completed Redemption Letter of Transmittal, together with the certificates evidencing the shares of Enviroq Stock to be redeemed in the Redemption, to Enviroq. The Redemption Letter of Transmittal will contain instructions with respect to the surrender of certificates evidencing shares of Enviroq Stock and will require each holder of shares of Enviroq Stock to transfer good and marketable title to such shares of Enviroq Stock, free and clear of all liens, claims and encumbrances. The Redemption Materials will establish a procedure to be followed in the event that a holder has lost or had stolen the certificate(s) evidencing the shares of Enviroq Stock so owned by such holder. A properly completed Redemption Letter of Transmittal, together with the certificates evidencing shares of Enviroq Stock to be redeemed in the Redemption (or alternative forms, if such certificate(s) have been lost or stolen) must be received by Enviroq by that certain date ("Redemption Expiration Date") which shall be 5:00 p.m. (Central Time) on the day before the date of the special shareholder meeting to be convened to approve this Agreement and the Enviroq Merger or such later time as the board of directors of Enviroq shall designate. After the Redemption Expiration Date, no further Redemption Letters of Transmittal and certificates representing shares of Enviroq Stock shall be accepted by Enviroq in connection with the Redemption. Enviroq shall determine, in its sole discretion, whether a holder of Enviroq Stock has properly completed and returned the Letter of Transmittal together with certificates for the shares of Enviroq Stock being redeemed (or alternative forms, if such certificate(s) have been lost or stolen), and otherwise complied with the terms and conditions as shall be set forth in the Redemption Materials (upon such affirmative determination by Enviroq, a "Valid Acceptance").

                  (c) Timing. Subject to the terms and conditions contained in Redemption Materials, the Redemption will occur immediately prior to the Effective Time.

                  (d) Effect of Redemption. Immediately prior to the Effective Time, each Redeeming Enviroq Stockholder shall be paid the Redemption Price in respect of those shares of Enviroq Stock redeemed in the Redemption ("Redeemed Shares"). Subject to the right of dissent set forth in Section 3.4, all shares of Enviroq Stock owned by a Redeeming Enviroq Stockholder that are not redeemed in the Redemption (that is, excluding Redeemed Shares) shall be canceled and converted into the right to receive the Redeeming Enviroq Stockholder Consideration as of the Effective Time as set forth in Section 3.1(c). Subject to the right of dissent set forth in Section 3.4, all shares of Enviroq Stock owned by a Non-Redeeming Enviroq Stockholder shall be canceled and converted into the right to receive the Non-Redeeming Enviroq Stockholder Consideration as of the Effective Time, as set forth in Section 3.1(b). As a result of the Redemption, all Redeemed Shares shall become treasury stock of Enviroq; at the Effective Time, such Redeemed Shares shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor, as set forth in
Section 3.1(a).

                  (e) New Certificates. Immediately after the Redemption, but before the Effective Time, Enviroq shall issue new certificates to a Redeeming Enviroq Stockholders evidencing ownership of those shares of Enviroq Stock owned by a Redeeming Enviroq Stockholders that are not redeemed in the Redemption, if such Redeeming Enviroq Stockholder: (i) perfects and does not withdraw a demand for payment of "fair or appraised" value pursuant to Section 3.4 of this Agreement or (ii) otherwise does not elect to have the Redemption Letter of Transmittal serve as such holder's Merger Letter of Transmittal in accordance with the terms and conditions contained in the Redemption Offer Materials.

         SECTION 5.9 CONSENT OF IAM CLIENTS. IAM shall promptly prepare and send to all its clients a consent to assignment, whereby each client of IAM consents to the change in control of IAM as required by Section 205(a)(2) of the Investment Advisers Act. IAM shall use its best efforts to ensure that each of its clients executes and delivers to IAM such consent prior to the scheduled Effective Time.

                                    ARTICLE 6
                       ADDITIONAL COVENANTS AND AGREEMENTS

         Section 6.1 Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the Parties agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

         SECTION 6.2       REGULATORY MATTERS.

                  (a) Following the execution and delivery of this Agreement, Enviroq, IAM and CRC shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities and the consummation of the Mergers. Such applications and filings shall be in such form as may be prescribed by the respective Regulatory Authority and shall contain such information as such Regulatory Authority may require. The Parties hereto will cooperate with each other and use reasonable efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated Consents of the Regulatory Authorities and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including the stockholders of Enviroq. Each of the Parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any Regulatory Authority in connection with the transactions contemplated by this Agreement.

                  (b) Each Party will furnish the other Parties with all information concerning itself, its Subsidiaries, directors, officers and stockholders, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such Party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the Parties hereto will promptly furnish each other with copies of written communications received by them or their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

         SECTION 6.3 INDEMNIFICATION REGARDING THE REGISTRATION STATEMENT AND PROXY STATEMENT. Enviroq, with respect to IAM and CRC, and IAM and CRC, jointly and severally with respect to Enviroq, agree to indemnify, defend and hold harmless the other, their respective Subsidiaries, and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including the Securities Act or the Exchange Act), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact provided by the indemnifying Party and contained in the Proxy Statement or the Registration Statement or arise out of or are based upon the omission or alleged omission by the indemnifying Party to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 6.4 NOTICE OF DEVELOPMENTS. Each of the Parties will give prompt written notice to other Parties of any material adverse development that causes or is likely to cause a material breach of any of its representations and warranties contained in this Agreement. Such disclosure by any Party pursuant to this Section shall be deemed to amend or supplement any disclosure contained in the Schedules attached hereto to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         SECTION 6.5 NOTICES AND CONSENTS. Each of the Parties will give any notices (and will cause each of the Parties within their control to give any notices) to third parties, and will use their reasonable efforts to obtain (and will cause each of the Parties within their control to use their reasonable efforts to obtain) any third-party consents that may be required to consummate the transactions contemplated hereby.

         SECTION 6.6 PAYMENT OF THE MERGER CONSIDERATION. NewCo shall issue the Redeeming Enviroq Stockholder Consideration, the Non-Redeeming Enviroq Stockholder Consideration, the IAM Consideration and the CRC Consideration, as and when the same shall be required to be issued pursuant to this Agreement.

         SECTION 6.7 REPAYMENT OF LOANS. Prior to the Closing Date, IAM and CRC shall repay all loans to stockholders or Affiliates of IAM and CRC, including those loans shown on the IAM/CRC Most Recent Balance Sheet, and shall cause the stockholders and Affiliates of IAM and CRC to repay all loans to IAM and CRC.

         SECTION 6.8       INDEMNITY.

         (a) From and after the Effective Time, NewCo shall indemnify, defend and hold harmless to the fullest extent that Enviroq, IAM or CRC would have been permitted under applicable law each Person who is now, or has been at any time prior to the date hereof, an officer or director of Enviroq, IAM or CRC (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys's fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) any Indemnified Party wishing to claim indemnification shall promptly notify NewCo thereof, (ii) NewCo shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to NewCo, in advance of the final disposition of any such Action to the full extent permitted by applicable law, upon receipt of any undertaking required by applicable law, and (iii) NewCo will cooperate in the defense of any such matter; provided, however, that NewCo shall not be liable for any settlement effected without its written consent and provided, further, that NewCo shall not be obligated pursuant to this Section to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action.

                  (b) NewCo shall cause each of Enviroq, IAM and CRC to keep in effect provisions of their respective certificate or articles of incorporation and bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under Delaware or Florida law, as the case may be, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification. For six (6) years after the Effective Time, NewCo shall cause Enviroq Surviving Corporation to, and Enviroq Surviving Corporation shall, use its good faith, best efforts to provide officers' and directors' liability insurance covering each director and officer of Enviroq who at the date of this Agreement and/or at the Effective Time is covered by Enviroq's existing directors' and officers' liability insurance with respect to actions and omissions occurring at or prior to the Effective Time, on terms no less favorable than such insurance maintained in effect by Enviroq on the date of this Agreement in terms of coverage and amounts. NewCo and/or Enviroq Surviving Corporation shall, as soon as practicable after the Effective Time, furnish upon request evidence that such insurance has been purchased and paid in full.

                  (c) The provisions of this Section shall survive the consummation of the Mergers and expressly are intended to benefit each of the Indemnified Parties.


                                    ARTICLE 7
                          MUTUAL CONDITIONS TO CLOSING

         The obligations of the Parties to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

         SECTION 7.1 SHAREHOLDER APPROVAL. The Enviroq Merger shall have been approved by the requisite vote of the stockholders of Enviroq.

         SECTION 7.2 REGULATORY APPROVALS. All necessary Consents of the Regulatory Authorities shall have been obtained and all notice and waiting periods required by law to pass after receipt of such Consents shall have passed, and all conditions to consummation of the Mergers set forth in such Consents shall have been satisfied. NewCo shall have received all federal and state securities laws, or "Blue Sky," permits or other authorizations or confirmations as to the availability of exemptions from registration requirements, as may be necessary to issue shares of NewCo Stock pursuant to this Agreement.

         SECTION 7.3 LITIGATION. There shall be no actual or threatened causes of action, investigations or proceedings (a) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement, (b) seeking damages in connection with the transactions contemplated by this Agreement, or (c) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (i) through
(iii), and in the reasonable judgment of Enviroq, IAM and CRC, based upon advice of counsel, would have a Material Adverse Effect with respect to Enviroq, IAM or CRC, as the case may be.

         SECTION 7.4 PROXY STATEMENT. The Proxy Statement shall have been filed with the SEC for review and comment and shall have been authorized for mailing, either by notice from the SEC or the lapse of time for review and comment by the SEC.

         SECTION 7.5 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective, and no stop order with respect thereto shall be in effect and no proceedings for that purpose shall have been initiated or, to the knowledge of the Parties, threatened by the SEC or any other Regulatory Authority.

         SECTION 7.6 MATERIAL CONDITION. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Mergers by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of the Parties, any requirement which would have a Material Adverse Effect upon the Parties, or any one of them, provided that no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a requirement which would have a Material Adverse Effect on any Party unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of corporations under similar circumstances.

         SECTION 7.7 CONSENTS. All Consents of third parties required in connection with the transactions contemplated hereby shall have been obtained, except where the failure to obtain such Consents, in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Enviroq, IAM or CRC, as the case may be, provided that a Party which has not used all reasonable efforts to obtain a Consent may not assert this condition with respect to such Consent.


                                    ARTICLE 8
                    CONDITIONS TO THE OBLIGATIONS OF ENVIROQ

         The obligations of Enviroq to consummate the Enviroq Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         SECTION 8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of IAM and CRC set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         SECTION 8.2 PERFORMANCE OF OBLIGATIONS. IAM and CRC shall have performed all covenants, obligations and agreements required to be performed by them under this Agreement prior to the Effective Time.

         SECTION 8.3 CERTIFICATE REPRESENTING SATISFACTION OF CONDITIONS. All other Parties shall each have delivered to Enviroq a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 8.1 and
8.2 hereof, and such certificates shall be deemed to constitute additional representations, warranties, covenants, and agreements of the respective Parties under this Agreement.

         SECTION 8.4 CONSUMMATION OF THE IAM MERGER AND THE CRC MERGER. All of the conditions to the consummation of the IAM Merger and the CRC Merger shall have been satisfied or waived in accordance with the terms of this Agreement, and all the Mergers shall be consummated substantially contemporaneously.

         SECTION 8.5 ABSENCE OF ADVERSE FACTS. There shall have been no determination by Enviroq that any fact, event or condition exists, or has occurred that, in the judgment of Enviroq, (a) would be materially adverse to the interests of Enviroq, individually or on a consolidated basis, or (b) would render the Enviroq Merger or the other transactions contemplated by this Agreement impracticable because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         SECTION 8.6 EMPLOYMENT AGREEMENT WITH WILLIAM J. LONG. NewCo shall have entered into an Employment Agreement with William J. Long substantially in the form attached hereto as EXHIBIT C.

         SECTION 8.7 REPAYMENT OF LOANS. Prior to the Closing Date, all loans from IAM or CRC to stockholders or Affiliates of IAM or CRC, shall have been repaid, and all loans to IAM or CRC from stockholders or Affiliates of IAM or CRC shall have been repaid.

         SECTION 8.8 VOTING AGREEMENT. All of the shareholders of IAM and CRC shall have executed the voting agreement substantially in the form attached hereto as EXHIBIT E ("Voting Agreement").

         SECTION 8.9 STOCK OPTIONS. All rights with respect to IAM Stock and CRC Stock issuable pursuant to the exercise of stock options granted under any IAM or CRC stock option plans, whether or not exercisable, shall have been terminated and any holder thereof shall have executed an appropriate instrument of cancellation.

         SECTION 8.10 RESIGNATIONS. NewCo shall have received the resignations, effective as of the Closing, of each director and officer of IAM and CRC, other than those whom shall have been agreed upon by the Parties as specified in writing at least thirty (30) days prior to the Closing, and other than Forrest Travis, who shall serve as President and Chief Executive Officer of NewCo, and Mark F. Travis, who shall serve as an Executive Vice President of NewCo.

         SECTION 8.11 CONSENT TO ASSIGNMENT BY IAM CLIENTS. Clients which together own at least 85% of the assets managed by IAM as of the Closing shall have executed and delivered to IAM that consent to assignment required to be sent by IAM to all of its clients pursuant to Section 5.9 of this Agreement.



                                    ARTICLE 9
                      CONDITIONS TO THE OBLIGATIONS OF IAM

         The obligations of IAM to consummate the IAM Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         SECTION 9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Enviroq set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         SECTION 9.2 PERFORMANCE OF OBLIGATIONS. Enviroq shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time.

         SECTION 9.3 CERTIFICATE REPRESENTING SATISFACTION OF CONDITIONS. The other Parties shall each have delivered to IAM a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 9.1 and
9.2 hereof, and such certificates shall be deemed to constitute additional representations, warranties, covenants, and agreements of the other Parties under this Agreement.

         SECTION 9.4 DISSENTERS. The holders of not more than seven and one-half percent (7 1/2%) of the outstanding shares of Enviroq Stock shall have elected to exercise their right to dissent from the Enviroq Merger and demand payment in cash pursuant to the Dissent Provisions.

         SECTION 9.5 CONSUMMATION OF THE ENVIROQ MERGER AND THE CRC MERGER. All of the conditions to the consummation of the Enviroq Merger and the CRC Merger shall have been satisfied or waived in accordance with the terms of this Agreement, and all of the Mergers shall be consummated substantially contemporaneously.

         SECTION 9.6 ABSENCE OF ADVERSE FACTS. There shall have been no determination by IAM that any fact, event or condition exists, or as occurred that, in the judgment of IAM, (a) would be materially adverse to the interests of IAM, individually or on a consolidated basis, or (b) would render the IAM Merger or the other transactions contemplated by this agreement impracticable because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         SECTION 9.7 EMPLOYMENT AGREEMENTS WITH FORREST TRAVIS AND MARK F. TRAVIS. NewCo shall have entered into an Employment Agreement with each of Forrest Travis and Mark F. Travis substantially in the forms attached hereto as EXHIBIT F and EXHIBIT G, respectively.

         SECTION 9.8 STOCK AGREEMENT. The Stock Agreement shall have remained in full force and effect through the Effective Time.

         SECTION 9.9 VOTING AGREEMENT. The stockholders of Enviroq set forth on
Schedule 9.9 shall have executed the Voting Agreement.

         SECTION 9.10 STOCK OPTIONS. All rights with respect to Enviroq Stock issuable pursuant to the exercise of stock options granted under any Enviroq stock option plan, whether or not exercisable, shall have been terminated and any holder thereof shall have executed an appropriate instrument of cancellation.

         SECTION 9.11 RESIGNATIONS. NewCo shall have received the resignations, effective as of the Closing, of each director and officer of Enviroq, other than those whom shall have been agreed upon by the Parties as specified in writing at least thirty (30) days prior to the Closing, and other than William J. Long who will serve as Executive Vice President, Chief Operating Officer and Interim Chief Financial Officer of NewCo.


                                   ARTICLE 10
                      CONDITIONS TO THE OBLIGATIONS OF CRC

         The obligations of CRC to consummate the CRC Merger are subject to the fulfillment of each of the following conditions, unless waived as hereinafter provided for:

         SECTION 10.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Enviroq set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

         SECTION 10.2 PERFORMANCE OF OBLIGATIONS. Enviroq shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time.

         SECTION 10.3 CERTIFICATE REPRESENTING SATISFACTION OF CONDITIONS. The other Parties shall each have delivered to CRC a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 10.1 and 10.2 hereof, and such certificates shall be deemed to constitute additional representations, warranties, covenants, and agreements of the other Parties under this Agreement.

         SECTION 10.4 DISSENTERS. The holders of not more than seven and one-half percent (7 1/2%) of the outstanding shares of Enviroq Stock shall have elected to exercise their right to dissent from the Enviroq Merger and demand payment in cash for the fair or appraised value of their shares.

         SECTION 10.5 CONSUMMATION OF THE ENVIROQ MERGER AND THE IAM MERGER. All of the conditions to the consummation of the Enviroq Merger and the IAM Merger shall have been satisfied or waived in accordance with the terms of this Agreement, and all of the Mergers shall be consummated substantially contemporaneously.

         SECTION 10.6 ABSENCE OF ADVERSE FACTS. There shall have been no determination by CRC that any fact, event or condition exists, or as occurred that, in the judgment of CRC, (a) would be materially adverse to the interests of CRC, individually or on a consolidated basis, or (b) would render the CRC Merger or the other transactions contemplated by this agreement impracticable because of any state of war, national emergency, banking moratorium or general suspension of trading on NASDAQ, the New York Stock Exchange, Inc. or other national securities exchange.

         SECTION 10.7 EMPLOYMENT AGREEMENTS WITH FORREST TRAVIS AND MARK F. TRAVIS. NewCo shall have entered into an Employment Agreement with each of Forrest Travis and Mark F. Travis substantially in the form attached hereto as EXHIBIT F and EXHIBIT G, respectively.

         SECTION 10.8 STOCK AGREEMENT. The Stock Agreement shall have remained in full force and effect through the Effective Time.

         SECTION 10.9 VOTING AGREEMENT. The Stockholders of Enviroq set forth on
Schedule 9.9 shall have executed the Voting Agreement.

         SECTION 10.10 STOCK OPTIONS. All rights with respect to Enviroq Stock issuable pursuant to the exercise of stock options granted under any Enviroq stock option plans, whether or not exercisable, shall have been terminated and any holder thereof shall have executed an appropriate instrument of cancellation.

         SECTION 10.11 RESIGNATIONS. NewCo shall have received the resignations, effective as of the Closing, of each director and officer of Enviroq, other than those whom shall have been agreed upon by the Parties as specified in writing at least thirty (30) days prior to the Closing, and other than William J. Long who will serve as Executive Vice President, Chief Operating Officer and Interim Chief Financial Officer of NewCo.


                                   ARTICLE 11
                                   TERMINATION

         SECTION 11.1 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent duly authorized by the boards of directors of Enviroq, IAM and CRC at any time prior to the Effective Time; or

                  (b) by Enviroq at any time prior to the Effective Time, if there has been a material breach of a representation, warranty, covenant, or agreement of IAM or CRC and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; or

                  (c) by IAM at any time prior to the Effective Time, if there has been a material breach of a representation, warranty, covenant, or agreement of Enviroq and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; or

                  (d) by CRC at anytime prior to the Effective Time, if there has been a material breach of a representation, warranty, covenant or agreement of Enviroq and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; or

                  (e) if the Closing has not occurred by August 31, 1998, unless extended by mutual written consent duly authorized by the boards of directors of Enviroq, IAM and CRC (provided that the right to terminate this Agreement under this Section shall not be available to any

Party whose failure to perform any material covenant or obligation or whose breach of a representation or warranty under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date); or

                  (f) by Enviroq if the board of directors of Enviroq, as advised by outside counsel, determines in good faith that the failure to terminate this Agreement and the transactions contemplated herein would be reasonably likely to result in a breach of the directors' fiduciary duty to the stockholders of Enviroq, provided that (i) Enviroq shall notify IAM and CRC promptly of its intention to terminate this Agreement or enter into a definitive agreement with respect to any Alternative Proposal, but in no event shall such notice be given less than 48 hours prior to the public announcement of Enviroq's termination of this Agreement, and (ii) Enviroq's ability to terminate this Agreement pursuant to Section 11.1(f) is conditioned upon the prior payment by it of any amounts owed by it pursuant to Section 11.2(a); or

                  (g) by Enviroq, IAM or CRC if at the meeting of Enviroq Stockholders held for such purpose (including any adjournment or postponement thereof) the requisite vote of the Enviroq Stockholders to approve the Enviroq Merger shall not have been obtained.

         SECTION 11.2      EFFECT OF TERMINATION.

                  (a) In the event that any Person shall have made an Alternative Proposal for Enviroq and thereafter (i) this Agreement is terminated pursuant to Section 11.1(f) or (ii) this Agreement is terminated pursuant to
Section 11.1(c) or 11.1(d) due to Enviroq's breach (and neither IAM or CRC is in breach of this Agreement) and, in the case of this clause (ii) only, a definitive agreement with respect to such Alternative Proposal is executed within one year after such termination and such transaction is thereafter consummated, then Enviroq shall pay IAM and CRC an aggregate fee of $250,000, which amount shall be payable by wire transfer of same day funds either on the date contemplated in the last clause of Section 11.1(f), if applicable, or otherwise within two business days after the consummation of the transaction. Enviroq acknowledges that the agreements contained in this Section 11.2(a) are an integral part of the transactions contemplated in this Agreement and that, without these agreements, IAM and CRC would not enter into this Agreement; accordingly, if Enviroq fails to promptly pay the amount due pursuant to this
Section 11.2(a) and, in order to obtain such payment, IAM and CRC commence a suit which results in a judgment against Enviroq for the fee set forth in this
Section 11.2(a), Enviroq shall pay to IAM and CRC their costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of such fee at the rate of 12% per annum.

                  (b) In the event that this Agreement is terminated by Enviroq pursuant to Section 11.1(b) due to IAM's or CRC's breach (and Enviroq is not in breach of this Agreement) and either IAM or CRC, within one year after such termination, executes a definitive agreement with respect to a transaction which would meet the definition of an Alternative Proposal if the term "IAM or CRC" were substituted instead of the term "Enviroq" in such definition and IAM or CRC thereafter consummates such transaction, then IAM or CRC shall pay Enviroq an aggregate fee of $250,000, which amount shall be payable by wire transfer of same day funds within two business days after consummation of the transaction. IAM and CRC acknowledge that the agreements contained in this Section 11.2(b) are an integral part of the transactions contemplated in this Agreement and that, without these agreements, Enviroq would not enter into this Agreement; accordingly, if IAM or

CRC fails to promptly pay the amount due pursuant to this Section 11.2(b) and, in order to obtain such payment, Enviroq commences a suit which results in a judgment against IAM or CRC for the fee set forth in this Section 11.2(b), IAM or CRC shall pay to Enviroq its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of such fee at the rate of 12% per annum.

                  (c) In the event of termination of this Agreement by Enviroq, IAM or CRC as provided in Section 11.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Enviroq, IAM or CRC, other than any liability or obligation arising under the provisions of Sections 11.2, 11.3 and 15.13; provided, however, that in no event shall such termination relieve any Party of liability for any breach by such Party of any of its representations, warranties, covenants and agreements set forth herein.

         SECTION 11.3 CONFIDENTIALITY UPON TERMINATION. In the event of any termination of this Agreement for any reason, including any breach by any of the Parties, except to the extent necessary to enforce its rights under this Agreement, each Party shall treat as confidential and shall not disclose, or use directly or indirectly for their benefit or any third party's benefit or to the detriment of any other Party in any manner whatsoever, or permit others under their control to disclose, or to use, Confidential Information concerning the other Parties obtained pursuant to or in connection with the Mergers which is not generally known to the trade or a matter of public knowledge.

         SECTION 11.4 SPECIFIC PERFORMANCE. The Parties hereto agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.


                                   ARTICLE 12
                    REPRESENTATIONS AND WARRANTIES OF ENVIROQ

         In order to induce IAM and CRC to enter into this Agreement, Enviroq represents and warrants to IAM and CRC as follows:

         SECTION 12.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER;
AUTHORITY.

                  (a) Each of Enviroq and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Enviroq and its Subsidiaries is duly authorized and qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect. Each of Enviroq and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own, lease, use and operate the properties owned, leased, used and operated by it. The copies of the certificates of incorporation and the bylaws of Enviroq and its Subsidiaries, which have previously been made available to IAM and CRC, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. Schedule 12.1 lists the directors and officers of each of Enviroq and its Subsidiaries.

                  (b) Enviroq has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of the stockholders of Enviroq and to the receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The board of directors of Enviroq has duly and validly approved this Agreement and the transactions contemplated hereby, has authorized the execution and delivery of this Agreement, has directed that this Agreement and the transactions contemplated hereby be submitted to Enviroq's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by its stockholders, no other corporate proceedings on the part of Enviroq are necessary to consummate the transactions so contemplated. This Agreement, when duly and validly executed by Enviroq and delivered by Enviroq, will constitute a valid and binding obligation of Enviroq, and will be enforceable against Enviroq in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         SECTION 12.2 CAPITALIZATION. The entire authorized common capital stock of Enviroq and its Subsidiaries consists of 10,000,000 shares of Enviroq Stock, of which 1,009,377 Enviroq Shares were issued and outstanding as of the date hereof; provided, however, it is envisioned that Enviroq shall redeem up to 42.698013% of the issued and outstanding shares of Enviroq Stock in the Redemption. No shares of Enviroq Stock are held in treasury, although it is contemplated that the Redeemed Shares shall be held as treasury shares prior to their cancellation and retirement as of the Effective Time in accordance with
Section 3.1(a). All of the issued and outstanding shares of Enviroq Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth on Schedule 12.2, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Enviroq or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock; provided, however, it is contemplated that Enviroq shall redeem shares of Enviroq Stock in the Redemption. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Enviroq and its Subsidiaries. Enviroq and its Subsidiaries have no outstanding bonds, debentures, notes or similar obligations the holders of which have the right to vote generally with holders of Enviroq Shares.

         SECTION 12.3 NON-CONTRAVENTION. Except as set forth on Schedule 12.3, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of Enviroq or any of its Subsidiaries is subject or any provision of the charter or bylaws of any of Enviroq or any of its Subsidiaries; or (ii) except with respect to those agreements for which Consent shall be obtained prior to Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Enviroq or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on Enviroq or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Except as set forth specifically in this Agreement or on
Schedule 12.3, neither Enviroq nor any of its Subsidiaries needs to give any notice to, make any filing with, or obtain any Consent of any government, governmental agency or regulatory authority in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any Consent would not have a Material Adverse Effect on Enviroq or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         SECTION 12.4 BROKERS' FEES. None of Enviroq or any of its Subsidiaries has any liability or obligation, contingent or otherwise, to pay any fees or commissions or similar payments to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         SECTION 12.5 TITLE TO ASSETS. Except as set forth on Schedule 12.5, Enviroq and its Subsidiaries have good and marketable title to all of their properties and assets real and personal, tangible and intangible, used by them, located on their premises, or shown on the Enviroq Most Recent Financial Statements or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business or in the Redemption since the date of the Enviroq Most Recent Financial Statements. All leases pursuant to which Enviroq or any of its Subsidiaries lease from others material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the knowledge of Enviroq and its Subsidiaries, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a material default), except where lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected to have Material Adverse Effect on Enviroq.

         SECTION 12.6 SUBSIDIARIES. Schedule 12.6(a) sets forth for each Subsidiary of Enviroq (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock,
(iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of Enviroq have been duly authorized, and are validly issued, fully paid, and nonassessable and were issued in accordance with applicable federal and state securities laws. Except as set forth on Schedule 12.6(b), Enviroq holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Enviroq, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Except as disclosed on Schedule 12.6(c), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Enviroq or any of its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Enviroq to issue, sell, or otherwise cause to become outstanding any of its own capital stock. Except as disclosed on
Schedule 12.6(d), there are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Enviroq.

Except as disclosed to IAM and CRC on Schedule 12.6(e), there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Enviroq. Except as set forth on
Schedule 12.6(f), none of Enviroq and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of Enviroq.

         SECTION 12.7 FINANCIAL STATEMENTS. Schedule 12.7 includes the following financial statements of Enviroq and its Subsidiaries (collectively the "Enviroq Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal year ended March 30, 1996, and the fiscal year ended March 29, 1997 (the "Enviroq Most Recent Fiscal Year End") for Enviroq and its Subsidiaries; and
(ii) unaudited consolidated balance sheets and statements of income, and cash flows (the "Enviroq Most Recent Financial Statements") as of and for the three months and year to date periods ended September 27, 1997 (the "Enviroq Most Recent Fiscal Month End"), for Enviroq and its Subsidiaries. The Enviroq Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of Enviroq and its Subsidiaries as of such dates and the results of operations of Enviroq and its Subsidiaries for such periods; provided, however, that the Enviroq Most Recent Financial Statements are subject to normal recurring adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Without limiting the generality of the foregoing, the Enviroq Most Recent Financial Statements accurately reflect anticipated costs to complete all contracts or services pursuant to which Enviroq or any of its Subsidiaries have agreed to furnish products and services in accordance with GAAP applied on a basis consistent with the Enviroq Financial Statements for the Enviroq Most Recent Fiscal Year End; provided, however, the Enviroq Most Recent Financial Statements do not reflect any provision for the payment of the Redemption Price to the holders of Enviroq Stock who shall accept the Redemption Offer.

         SECTION 12.8 ENVIROQ SEC DOCUMENTS. Each of Enviroq and its Subsidiaries has timely filed with the SEC all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since December 31, 1994 with the SEC (such documents, as supplemented and amended since the time of filing, collectively, the "Enviroq SEC Documents"). The Enviroq SEC Documents, including any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively), (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements (including the related notes) of Enviroq included in the Enviroq SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (subject in the case of unaudited statements to the absence of footnotes and to normal, recurring and year-end audit adjustments which will not be material individually or in the aggregate) the consolidated financial position of Enviroq as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

         SECTION 12.9 EVENTS SUBSEQUENT TO ENVIROQ MOST RECENT FISCAL YEAR END. Since the Enviroq Most Recent Fiscal Year End, except as set forth on Schedule
12.7 or 12.9, there has not been any change in the business, financial condition, operations, results of operations, or future prospects of Enviroq and its Subsidiaries taken as a whole which would constitute a Material Adverse Effect in respect of Enviroq. Without limiting the generality of the foregoing, except as set forth on Schedule 12.9 and for actions to be taken in connection with the Redemption, since that date:

                  (a) none of Enviroq or any of its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

                  (b) none of Enviroq or any of its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                  (c) no Party (including any of Enviroq and its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of Enviroq or any of its Subsidiaries is a party or by which any of them is bound;

                  (d) none of Enviroq or any of its Subsidiaries has caused to be imposed any Security Interest upon any of its assets, tangible or intangible;

                  (e) none of Enviroq or any of its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

                  (f) none of Enviroq or any of its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

                  (g) none of Enviroq or any of its Subsidiaries has created, incurred, assumed, or guaranteed more than $20,000 in aggregate indebtedness (other than internal debt between Enviroq and/or its Subsidiaries) for borrowed money and capitalized lease obligations;

                  (h) other than is normal and customary with respect to the business of Sprayroq, none of Enviroq or any of its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                  (i) there has been no change made or authorized in the charter or bylaws of any of Enviroq or any of its Subsidiaries;

                  (j) none of Enviroq or any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (k) none of Enviroq or any of its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (l) none of Enviroq or any of its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (m) none of Enviroq or any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (n) none of Enviroq or any of its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (o) none of Enviroq or any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (p) none of Enviroq or any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (q) none of Enviroq or any of its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                  (r) none of Enviroq or any of its Subsidiaries has committed to any of the foregoing.

         SECTION 12.10 UNDISCLOSED LIABILITIES. Except as set forth on Schedule 12.10, none of Enviroq or any of its Subsidiaries has any material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, and whether due or to become due, including any liability for taxes), except for (a) liabilities set forth in the Enviroq SEC Documents; (b) liabilities which have arisen since September 27, 1997 in the Ordinary Course of Business and (c) any liabilities to holders of Enviroq Stock who accept the Redemption Offer.

         SECTION 12.11 LEGAL COMPLIANCE. Except as set forth on Schedule 12.11, each of Enviroq and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, ordinances, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced or, to the Knowledge of Enviroq and its Subsidiaries, threatened, against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect on Enviroq.

         SECTION 12.12 TAX MATTERS. Except as set forth in the Enviroq SEC Documents or on Schedule 12.12, and except with respect to any such matters that would not, in the aggregate, have a Material Adverse Effect on Enviroq, (a) each of Enviroq and its Subsidiaries has duly filed all federal and state income Tax Returns and all other material Tax Returns (including, those filed on a consolidated, combined or unitary basis) required to have been filed by Enviroq or any of its Subsidiaries prior to the date hereof and will file, on or before the Effective Time, all such returns which are required to be filed after the date hereof and on or before the Effective Time, (b) all of the foregoing returns and reports are and will be at the Effective Time true and correct in all material respects, and each of Enviroq and its Subsidiaries has paid or, prior to the Effective Time, will pay, or make adequate provision for payment in accordance with GAAP regarding, all Taxes required to be paid in respect of the periods covered by such returns or reports to any federal, state, foreign, local or other taxing authority, (c) neither Enviroq nor any of its Subsidiaries will have any material liability for any Taxes in excess of the amounts so paid or reserves so established or is delinquent in the payment of any material Tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any returns in respect of any fiscal year which have not since been filed, (d) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing (tentatively or definitely), in each case, by any taxing authority, against Enviroq or any of its Subsidiaries for which there are not adequate reserves in its financial statements (in accordance with GAAP), (e) as of the date of this Agreement, there are no extensions or waivers or pending requests for extensions or waivers of the time to assess or collect any such tax, (f) the federal income Tax Returns of Enviroq have not been audited, and the federal income Tax Returns of its Subsidiaries have not been audited, (g) neither Enviroq nor any of its Subsidiaries is or has been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which Enviroq is currently a member, (h) there are no liens for Taxes on any assets of Enviroq or any of its Subsidiaries (other than statutory liens for taxes not yet due or liens for which adequate reserves have been established in its financial statements in accordance with generally accepted accounting principles), (i) Enviroq and its Subsidiaries have withheld and paid (and until the Effective Time will withhold and pay) all income, social security, unemployment, and all other material payroll Taxes required to be withheld (including pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign law) and paid in connection with amounts paid to any employee, independent contractor, stockholder, creditor or other third party, and (j) Enviroq has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

         SECTION 12.13 REAL PROPERTY.

                  (a) Schedule 12.13(a) lists and describes briefly all real property that any of Enviroq and its Subsidiaries owns. Except as set forth on
Schedule 12.13(a), and except as would not reasonably be expected to have a Material Adverse Effect on Enviroq, with respect to each such parcel of owned real property:

                           (i)  the identified owner has good and marketable
title to the parcel of real property, free and clear of any Security Interest, easement, covenant, or other restriction, except for (A) installments of special assessments not yet delinquent, (B) recorded easements, covenants, and other restrictions, and utility easements, building restrictions and zoning restrictions, and (C) other easements and restrictions existing generally with respect to properties of a similar character, none of which affect materially and adversely the current use, occupancy, or value, or the marketability of title, of the property subject thereto;

                           (ii) there are no pending or, to the Knowledge of
Enviroq and its Subsidiaries, threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting materially and adversely the current use, occupancy, or value thereof;

                           (iii)  the legal description for the parcel contained
in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in material violation of applicable setback requirements, zoning laws, and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted nonconforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land;

                           (iv)   to the Knowledge of Enviroq and its
Subsidiaries, all facilities have received all approvals of governmental authorities (including material licenses and permits) required in connection with the ownership or operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects;

                           (v)    there are no leases, subleases, licenses,
concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property;

                           (vi)   there are no outstanding options or rights of
first refusal to purchase the parcel of real property, or any portion thereof or interest therein;

                           (vii)  there are no Parties (other than Enviroq and
its Subsidiaries) in possession of the parcel of real property, other than tenants under any leases disclosed in Schedule 12.13 who are in possession of space to which they are entitled;

                           (viii) the plumbing, HVAC, electrical and mechanical
systems located in the facilities are all in good repair, order and condition subject to reasonable wear and tear; and

                           (ix)   there are no pending or, to the Knowledge of
any of the officers and directors of Enviroq or any of its Subsidiaries, threatened insurance claims with respect to the properties.

                  (b) Schedule 12.13(b) lists and describes briefly all real property leased or subleased to any of Enviroq and its Subsidiaries. Enviroq and its Subsidiaries has delivered to IAM and CRC correct and complete copies of the leases and subleases listed on Schedule 12.13(b) (as amended to date). Except as set forth on Schedule 12.13(b), with respect to each material lease and sublease listed on Schedule 12.13(b):

                           (i)  the lease or sublease is legal, valid, binding,
enforceable, and in full force and effect in all material respects;

                           (ii) Enviroq is not, and to the Knowledge of any of
the directors and officers of Enviroq and its Subsidiaries, no other party to the lease or sublease is, in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;


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

                           (iii) no party to the lease or sublease has
repudiated any material provision thereof;

                           (iv)  to the Knowledge of any of the directors and
officers of Enviroq and its Subsidiaries, there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                           (v)   none of Enviroq or any of its Subsidiaries has
assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

                           (vi)   all facilities leased or subleased thereunder
have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

         SECTION 12.14 INTELLECTUAL PROPERTY.

                  (a) Enviroq and each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trade secrets, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of Enviroq and its Subsidiaries as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect on Enviroq.

                  (b) Except as disclosed in Schedule 12.14 or as would not reasonably be expected to have a Material Adverse Effect on Enviroq, (i) neither Enviroq nor any of its Subsidiaries, is or will be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third-Party Intellectual Property Rights; (ii) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by Enviroq or any of its Subsidiaries (the "Enviroq Intellectual Property Rights"), any trade secret material to Enviroq, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through Enviroq or any of its Subsidiaries, are currently pending or, to the knowledge of Enviroq or any of it Subsidiaries, are overtly threatened by any person; and
(iii) Enviroq and its Subsidiaries do not have Knowledge of any bona fide claims
(A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Enviroq or any of its Subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret; (B) against the use by Enviroq or any of its Subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Enviroq or any of its Subsidiaries as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any of the Enviroq Intellectual Property Rights or other trade secret material to Enviroq; or (D) challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by Enviroq or any of its Subsidiaries.

                  (c) Except as would not reasonably be expected to have a Material Adverse Effect on Enviroq, to the Knowledge of Enviroq and its Subsidiaries, all material patents, registered trademarks, service marks and copyrights held by Enviroq and its Subsidiaries are valid and subsisting. Except as set forth in Schedule 12.14 or the Enviroq SEC Documents, to the Knowledge of Enviroq and its Subsidiaries, there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property of Enviroq by any third party, including any employee or former employee of Enviroq or any of its Subsidiaries.

         SECTION 12.15 TANGIBLE ASSETS. Except as would not reasonably be expected to have a Material Adverse Effect on Enviroq, the buildings, machinery, equipment, and other tangible assets that Enviroq and its Subsidiaries own and lease have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and have no defects (patent and latent).

         SECTION 12.16 INVENTORY. Except as would not reasonably be expected to have a Material Adverse Effect on Enviroq, the inventory of Enviroq and its Subsidiaries consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth in the Enviroq SEC documents as adjusted for operations and transactions through the Closing Date in accordance with the Ordinary Course of Business of Enviroq and its Subsidiaries.

         SECTION 12.17 CONTRACTS. Schedule 12.17 lists the following contracts and other agreements to which any of Enviroq and its Subsidiaries is a party:

                  (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $20,000 per annum;

                  (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $20,000;

                  (c) any agreement concerning a partnership or joint venture;

                  (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $20,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (e) any material agreement concerning confidentiality or noncompetition;

                  (f) any material agreement with any Affiliates of Enviroq or its Subsidiaries;

                  (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (h) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $20,000 or providing material severance benefits;

                  (i) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (j) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on Enviroq not identified on any other Schedule hereto; and

                  (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $20,000.

         Enviroq and its Subsidiaries have delivered to IAM or CRC, or made available for review by IAM and CRC, a correct and complete copy of each written agreement listed in Schedule 12.17 (as amended to date), which shall be deemed to be Schedules for purposes of Section 12.17 hereof, and a written summary setting forth the material terms and conditions of each oral agreement referred to in Schedule 12.17. Except as set forth on Schedule 12.17 and except as would not reasonably be expected to have a Material Adverse Effect on Enviroq, to the Knowledge of Enviroq and its Subsidiaries, with respect to each such agreement:
(a) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (b) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (c) no party has repudiated any material provision of the agreement.

         SECTION 12.18 NOTES AND ACCOUNTS RECEIVABLE. Except as disclosed on
Schedule 12.18 or except as would not reasonably be expected to have a Material Adverse Effect on Enviroq, all notes and accounts receivable of Enviroq and its Subsidiaries are reflected properly on their books and records, are valid receivables, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Enviroq Most Recent Financial Statements (rather than in any notes thereto) included in the Enviroq SEC Documents as adjusted for operations and transactions through the Closing Date in the Ordinary Course of Business of Enviroq and its Subsidiaries. Except as disclosed on Schedule 12.18, prior to the Closing Date, all loans from Enviroq to stockholders of Enviroq or any of its Subsidiaries, including any shown on the Enviroq Most Recent Financial Statements, shall have been repaid, and all loans to Enviroq or any of its Subsidiaries from stockholders of Enviroq or any of its Subsidiaries, including any shown on the Enviroq Most Recent Balance Sheet, shall have been repaid.

         SECTION 12.19 INSURANCE. Schedule 12.19 sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of Enviroq and its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage:

                  (a) the name, address, and telephone number of the agent;

                  (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (c) the policy number and the period of coverage;

                  (d) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (e) a description of any retroactive premium adjustments or other material loss- sharing arrangements.

With respect to each such insurance policy: to the Knowledge of Enviroq and its Subsidiaries with respect to such policy, (a) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (b) the policy is with a reputable insurance carrier and provides adequate coverage subject to a normal deductible amount for all risks incident to the business of Enviroq and its Subsidiaries and their respective properties and assets normally insured against by a similar business, except as would not reasonably be expected to have a Material Adverse Effect on Enviroq; (c) neither Enviroq nor its Subsidiaries nor any other party to the policy is in material breach or default (including, with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (d) no party to the policy has repudiated any material provision thereof. Schedule 12.19 describes any material self-insurance arrangements affecting any of Enviroq and its Subsidiaries.

         SECTION 12.20 LITIGATION. Schedule 12.20 sets forth each instance in which any of Enviroq and its Subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of Enviroq and its Subsidiaries, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi- judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, and to the Knowledge of each of such officers and directors, no reasonable basis therefor exists.

         SECTION 12.21 EMPLOYEES. Except as contemplated by this Agreement, to the Knowledge of Enviroq and its Subsidiaries, no executive, key employee, or significant group of employees plans to terminate employment with any of Enviroq and its Subsidiaries during the next four months. None of Enviroq and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years.

         SECTION 12.22      EMPLOYEE BENEFITS.

                  (a) For purposes of this Agreement, "Controlled Group Liability" means any and all liabilities under (i) Title IV of ERISA, (ii)
section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Enviroq Plans with respect to Enviroq and its Subsidiaries, or the IAM/CRC Plans with respect to IAM and CRC.

                  (b) Schedule 12.22(b) lists all Enviroq Plans. With respect to each Enviroq Plan, Enviroq and its Subsidiaries have made available a true, correct and complete copy of: (i) each writing constituting a part of such Enviroq Plan, including all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the IRS, if any.

                  (c) Except as set forth in Schedule 12.22(c), the Internal Revenue Service has issued a favorable determination letter or opinion letter with respect to each Enviroq Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Enviroq Plan"), and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Enviroq Plan or the related trust.

                  (d) All contributions required to be made to any Enviroq Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Enviroq Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected in Enviroq's financial statements contained in the Enviroq SEC Documents as of the date of such statements.

                  (e) Except as set forth in Schedule 12.22(e), to the Knowledge of any of the directors and officers of Enviroq and its Subsidiaries, Enviroq and its Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Enviroq Plans. To the Knowledge of any of the directors and officers of Enviroq and its Subsidiaries, there is not now, and there are no existing, circumstances that standing alone could give rise to, any requirement for the posting of security with respect to an Enviroq Plan or the imposition of any lien on the assets of Enviroq or any of its Subsidiaries under ERISA or the Code.

                  (f) Except as set forth in Schedule 12.22(f), no Enviroq Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. Except as set forth in Schedule 12.22(f), no Enviroq Plan is a Multiemployer Plan or a Multiple Employer Plan, nor has Enviroq or any of its Subsidiaries or any of their respective ERISA Affiliates, at any time within five years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

                  (g) There does not now exist, and there are no existing, circumstances that could result in, any Controlled Group Liability that would be a liability of Enviroq or any of its Subsidiaries following the Closing, other than normal funding responsibilities. Without limiting the generality of the foregoing, neither Enviroq nor any of its Subsidiaries, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

                  (h) Except as set forth in Schedule 12.22(h), and except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA, neither Enviroq nor any of its Subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

                  (i) Except as set forth in Schedule 12.22(i), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee or director or former employee or former director of Enviroq or any of its Subsidiaries, pursuant to a "change in control" or "change of control" or otherwise. Without limiting the generality of the foregoing and except as set forth in Schedule 12.22(i), no amount paid or payable by Enviroq or any of its Subsidiaries in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (j) There are no pending or, to the Knowledge of any of the directors and officers of Enviroq and its Subsidiaries, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Enviroq Plans, any fiduciaries thereof with respect to their duties to the Enviroq Plans or the assets of any of the trusts under any of the Enviroq Plans which could reasonably be expected to result in any material liability of Enviroq or any of its Subsidiaries to the PBGC, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

         SECTION 12.23 GUARANTIES. Except as set forth on Schedule 12.23, neither Enviroq nor any of its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

         SECTION 12.24 ENVIRONMENT, HEALTH, AND SAFETY. Except as set forth on
Schedule 12.24:

                  (a) each of Enviroq and its Subsidiaries (i) has complied with the Environmental, Health, and Safety Laws in all material respects, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply, (ii) has obtained and has at all times been and is in substantial compliance with all of the terms and conditions of all material permits, licenses, and other authorizations, certifications and training which are required under any of the Environmental, Health, and Safety Laws, (iii) has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws, and (iv) each of Enviroq and its Subsidiaries will provide IAM and CRC, within 12 Business Days hereof, with copies within its possession or control of all environmental assessments, complaints, claims, consent orders or agreements, notices of violations, governmental inquiries and permits issued or arising under or subject or relating or pursuant to any Environmental, Health and Safety Laws for any property owned, now or in the past or to be acquired prior to Closing, by Enviroq or any of its Subsidiaries, and such copies shall be deemed to be Schedules for purposes of Section 12.24(a) hereof; and

                  (b) none of Enviroq and its Subsidiaries has any material liability, and none of Enviroq, its Subsidiaries, and their respective predecessors has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for contamination or damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

         SECTION 12.25 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of Enviroq or any of its Subsidiaries for inclusion or incorporation by reference in the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act or the Exchange Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Proxy Statement will not contain, at the date mailed to the stockholders of Enviroq and at the time of the meeting of stockholders of Enviroq to be held in connection with the Enviroq Merger, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, excluding any information supplied, or omitted information which should have been supplied, by IAM and CRC for inclusion therein.


                                   ARTICLE 13
                  REPRESENTATIONS AND WARRANTIES OF IAM AND CRC

         In order to induce Enviroq to enter into this Agreement, IAM and CRC, jointly and severally, represent and warrant to Enviroq as follows:

         SECTION 13.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER;
AUTHORITY.

                  (a) Each of IAM and CRC is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of IAM and CRC is duly authorized and qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on IAM or CRC. Each of IAM and CRC has full corporate power and authority to carry on the businesses in which it is engaged and to own, lease, use, and operate the properties owned, leased, used, and operated by it. The copies of the articles of incorporation and the bylaws of IAM and CRC, respectively, which have previously been made available to Enviroq, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. Schedule 13.1 lists the directors and officers of each of IAM and CRC.

                  (b) Each of IAM and CRC has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Consents of the Regulatory Authorities, to consummate the transactions contemplated hereby. The respective boards of directors and shareholders of IAM and CRC have duly and validly approved this Agreement and the transactions contemplated hereby, have authorized the execution and delivery of this Agreement, and no other corporate proceedings on the part of IAM and CRC are necessary to consummate the transactions so contemplated. This Agreement constitutes the valid and binding obligation of IAM and CRC, and will be enforceable against IAM and CRC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         SECTION 13.2 CAPITALIZATION. The entire authorized common capital stock of IAM consists of 1000 shares of IAM Stock, of which 500 shares of IAM Stock are issued and outstanding. No shares of IAM Stock are held in treasury. The entire authorized common capital stock of CRC consists of 1000 shares of CRC Stock, of which 500 shares of CRC Stock are issued and outstanding. No shares of CRC Stock are held in treasury. All of the issued and outstanding shares of IAM Stock and CRC Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth on Schedule 13.2, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require IAM or CRC to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to IAM or to CRC. Neither IAM nor CRC has any outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of Enviroq Stock.

         SECTION 13.3 NON-CONTRAVENTION. Except as set forth on Schedule 13.3, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of IAM or CRC is subject or any provision of the articles of incorporation or bylaws of any of IAM or CRC; or (ii) except with respect to those agreements for which Consent shall be obtained prior to Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which IAM or CRC is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on IAM or CRC or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Except as set forth specifically in this Agreement or on Schedule 13.3, neither IAM nor CRC needs to give any notice to, make any filing with, or obtain any Consent of any government, governmental agency, or regulatory authority in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any Consent would not have a Material Adverse Effect on IAM or CRC or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

         SECTION 13.4 BROKERS' FEES. None of IAM or CRC has any liability or obligation, contingent or otherwise, to pay any fees or commissions or similar payments to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         SECTION 13.5 TITLE TO ASSETS. Except as set forth on Schedule 13.5, IAM and CRC have good and marketable title to all of their properties and assets, real and personal, tangible and intangible, used by them, located on their premises, or shown on the IAM/CRC Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the IAM/CRC Most Recent Balance Sheet. All leases pursuant to which IAM or CRC lease from other Persons material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the Knowledge of IAM or CRC, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a material default) except where lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected to have a Material Adverse Effect on IAM or CRC.

         SECTION 13.6 SUBSIDIARIES. None of IAM and CRC controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association. Except as specifically provided in this Agreement or as disclosed to the Parties on or before the date hereof, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of IAM or CRC.

         SECTION 13.7 FINANCIAL STATEMENTS. Schedule 13.7 includes the following financial statements of each of IAM and CRC (collectively, the "IAM/CRC Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal year ended December 31, 1997 (the "IAM/CRC Most Recent Fiscal Year End"); and (ii) unaudited consolidated balance sheets and statements of income, and cash flows (the "IAM/CRC Most Recent Financial Statements") as of and for the three months and year to date periods ended March 31, 1998 (the "IAM/CRC Most Recent Fiscal Month End"). The IAM/CRC Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of IAM and CRC as of such dates and the results of operations of IAM and CRC for such periods; provided, however, that the IAM/CRC Most Recent Financial Statements are subject to normal recurring adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Without limiting the generality of the foregoing, the IAM/CRC Most Recent Financial Statements accurately reflect anticipated costs to complete all contracts or services pursuant to which IAM or CRC have agreed to furnish products and services in accordance with GAAP applied on a basis consistent with the IAM/CRC Financial Statements for the IAM/CRC Most Recent Fiscal Year End.

         SECTION 13.8 EVENTS SUBSEQUENT TO IAM/CRC MOST RECENT FISCAL YEAR END. Since the IAM/CRC Most Recent Fiscal Year End, except as set forth on Schedule
13.7 or 13.8, there has not been any change in the business, financial condition, operations, results of operations, or future prospects of IAM or CRC which would constitute a Material Adverse Effect in respect of IAM or

CRC. Without limiting the generality of the foregoing, except as set forth on
Schedule 13.8, since that date:

                  (a) none of IAM or CRC has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

                  (b) none of IAM or CRC has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                  (c) no party (including any of IAM and CRC) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of IAM or CRC is a party or by which any of them is bound;

                  (d) none of IAM or CRC has caused to be imposed any Security Interest upon any of its assets, tangible or intangible;

                  (e) none of IAM or CRC has made any material capital expenditures outside the Ordinary Course of Business;

                  (f) none of IAM or CRC has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

                  (g) none of IAM or CRC has created, incurred, assumed, or guaranteed more than $20,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

                  (h) none of IAM or CRC has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

                  (i) there has been no change made or authorized in the Articles of Incorporation or Bylaws of IAM or CRC;

                  (j) none of IAM or CRC has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (k) none of IAM or CRC has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (l) none of IAM or CRC has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (m) none of IAM or CRC has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (n) none of IAM or CRC has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (o) none of IAM or CRC has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (p) none of IAM or CRC has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit
Plan);

                  (q) none of IAM or CRC has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

                  (r) none of IAM or CRC has committed to any of the foregoing.

         SECTION 13.9 UNDISCLOSED LIABILITIES. Except as set forth on Schedule 13.9, none of IAM or CRC has any material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, and whether due or to become due, including any liability for taxes), except for (i) liabilities set forth in the IAM/CRC Most Recent Balance Sheet and (ii) liabilities which have arisen after the IAM/CRC Most Recent Fiscal Month End in the Ordinary Course of Business.

         SECTION 13.10 LEGAL COMPLIANCE. Except as set forth on Schedule 13.10, each of IAM and CRC has complied with all applicable laws (including rules, regulations, codes, ordinances, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced or, to the Knowledge of IAM or CRC, threatened against any of them alleging any failure so to comply, except where the failure to comply would not have a Material Adverse Effect on IAM or CRC.

         SECTION 13.11 TAX MATTERS. Except with respect to any such matters that would not, in the aggregate, have a Material Adverse Effect on IAM or CRC, (a) each of IAM and CRC has duly filed all federal and state income Tax Returns and all other material Tax Returns (including, those filed on a consolidated, combined or unitary basis) required to have been filed by IAM and CRC prior to the date hereof and will file, on or before the Effective Time, all such returns which are required to be filed after the date hereof and on or before the Effective Time, (b) all of the foregoing returns and reports are and will be at the Effective Time true and correct in all material respects, and each of IAM and CRC has paid or, prior to the Effective Time, will pay, or make adequate provision for payment in accordance with GAAP regarding, all Taxes required to be paid in respect of the periods covered by such returns or reports to any federal, state, foreign, local or other taxing authority, (c) neither IAM nor CRC will have any material liability for any Taxes in excess of the amounts so paid or reserves so established or is delinquent in the payment of any material Tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any returns in respect of any fiscal year which have not since been filed, (d) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing (tentatively



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

or definitely), in each case, by any taxing authority, against IAM or CRC for which there are not adequate reserves in its financial statements (in accordance with GAAP), (e) as of the date of this Agreement, there are no extensions or waivers or pending requests for extensions or waivers of the time to assess or collect any such tax, (f) the federal income Tax Returns of IAM and CRC have not been audited, (g) neither IAM nor CRC is or has been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which IAM and CRC are currently members, (h) there are no liens for Taxes on any assets of IAM or CRC (other than statutory liens for taxes not yet due or liens for which adequate reserves have been established in its financial statements in accordance with generally accepted accounting principles), (i) IAM and CRC have withheld and paid (and until the Effective Time will withhold and pay) all income, social security, unemployment, and all other material payroll Taxes required to be withheld (including, pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign law) and paid in connection with amounts paid to any employee, independent contractor, stockholder, creditor or other third party, and (j) IAM and CRC have not filed an election under Section 341(f) of the Code to be treated as a consenting corporation. IAM has been a validly electing S corporation within the meaning of Code ss. ss. 1361 and 1362 at all times during its existence and will be an S corporation up to and including the Effective Time. CRC (and any predecessor of CRC) has been a validly electing S corporation within the meaning of Code ss. ss. 1361 and 1362 at all times during its existence and will be an electing S corporation up to and including the Effective Time.

         SECTION 13.12 REAL PROPERTY. Neither IAM nor CRC owns any real property.

         SECTION 13.13 INTELLECTUAL PROPERTY.

                  (a) IAM and CRC own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trade secrets, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in the business of IAM and CRC as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect on IAM or CRC.

                  (b) Except as disclosed in Schedule 13.13 or as would not reasonably be expected to have a Material Adverse Effect on IAM or CRC (i) neither IAM nor CRC is or will be as a result of the execution and delivery of this Agreement or the performance of their obligations hereunder, in violation of any Third-Party Intellectual Property Rights; (ii) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by IAM and CRC (the "IAM and CRC Intellectual Property Rights"), any trade secret material to IAM and CRC, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through IAM and CRC, are currently pending or, to the knowledge of IAM and CRC, are overtly threatened by any person; and
(iii) IAM and CRC do not have Knowledge of any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by IAM and CRC infringes on any copyright, patent, trademark, service mark or trade secret; (B) against the use by IAM and CRC, of any programs and applications used in the business of IAM and CRC of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of IAM and CRC as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any of the IAM and CRC Intellectual Property Rights or other trade secret material to IAM and CRC; or (D) challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by IAM and CRC.

                  (c) Except as would not reasonably be expected to have a Material Adverse Effect on IAM or CRC, to the Knowledge of IAM and CRC, all material patents, registered trademarks, service marks and copyrights held by IAM and CRC are valid and subsisting. Except as set forth in Schedule 13.13, to IAM's and CRC's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the IAM and CRC Intellectual Property by any third party, including any employee or former employee of IAM and CRC.

         SECTION 13.14 TANGIBLE ASSETS. Except as would not reasonably be expected to have a Material Adverse Effect on IAM or CRC, the buildings, machinery, equipment, and other tangible assets that IAM and CRC own and lease have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and have no defects (patent and latent) which have or would have a Material Adverse Effect.

         SECTION 13.15 INVENTORY. Neither IAM nor CRC owns any inventory.

         SECTION 13.16 CONTRACTS. Schedule 13.16 lists the following contracts and other agreements to which any of IAM and CRC is a party:

                  (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $20,000 per annum;

                  (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $20,000;

                  (c) any agreement concerning a partnership or joint venture;

                  (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $20,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (e) any material agreement concerning confidentiality or noncompetition;

                  (f) any material agreement with any Affiliates of IAM or CRC;

                  (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (h) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $20,000 or providing material severance benefits;

                  (i) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (j) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on IAM or CRC not identified on any other Schedule hereto; and

                  (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $20,000.

                  Each of IAM and CRC has delivered to Enviroq and its Subsidiaries, or made available for Enviroq's review, a correct and complete copy of each written agreement listed in Schedule 13.16 (as amended to date), which shall be deemed to be Schedules for purposes of Section 15.12 hereof, and a written summary setting forth the material terms and conditions of each oral agreement referred to in Schedule 13.16. Except as set forth on Schedule 13.16 and except as would not reasonably be expected to have a Material Adverse Effect on IAM or CRC, to the Knowledge of IAM and CRC, with respect to each such agreement: (a) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (b) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (c) no party has repudiated any material provision of the agreement.

         SECTION 13.17 NOTES AND ACCOUNTS RECEIVABLE. Except as disclosed on
Schedule 13.17 or except as would not reasonably be expected to have a Material Adverse Effect on IAM or CRC, all notes and accounts receivable of IAM and CRC are reflected properly on their books and records, are valid receivables, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the IAM/CRC Most Recent Financial Statements (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in the Ordinary Course of Business of IAM and CRC. Except as disclosed on
Schedule 13.17, prior to the Closing Date, all loans from IAM/CRC to stockholders of IAM and CRC, including any shown on the Most Recent Financial Statements, shall have been repaid, and all loans to IAM and CRC from stockholders of IAM and CRC, including any shown on the IAM/CRC Most Recent Financial Statements, shall have been repaid.

         SECTION 13.18 INSURANCE. Schedule 13.18 sets forth the following information with respect to each material insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of IAM and CRC is a party, a named insured, or otherwise the beneficiary of coverage:

                  (a) the name, address, and telephone number of the agent;


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

                  (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

                  (c) the policy number and the period of coverage;

                  (d) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

                  (e) a description of any retroactive premium adjustments or other material loss- sharing arrangements.

With respect to each such insurance policy, to the Knowledge of IAM and CRC with respect to such policy: (a) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (b) the policy is with a reputable insurance carrier and provides adequate coverage subject to a normal deductible amount for all risks incident to the business of IAM and CRC and their respective properties and assets normally insured against by a similar business, except as would not reasonably be expected to have a Material Adverse Effect on IAM or CRC; (c) neither any of IAM and CRC nor any other party to the policy is in material breach or default (including, with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination, modification, or acceleration, under the policy; and (d) no party to the policy has repudiated any material provision thereof. Schedule
13.18 describes any material self-insurance arrangements affecting any of IAM and CRC.

         SECTION 13.19 LITIGATION. Schedule 13.19 sets forth each instance in which any of IAM and CRC (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of IAM and CRC, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, and to the Knowledge of such officers and directors, no reasonable basis therefor exists.

         SECTION 13.20 EMPLOYEES. Except as contemplated by this Agreement, to the Knowledge of IAM and CRC, no executive, key employee, or significant group of employees plans to terminate employment with any of IAM and CRC during the next four months. None of IAM and CRC is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years.

         SECTION 13.21      EMPLOYEE BENEFITS.

                  (a) Schedule 13.21(a) lists all IAM/CRC Plans. With respect to each IAM/CRC Plan, IAM and CRC have made available to Enviroq and its Subsidiaries a true, correct and complete copy of: (i) each writing constituting a part of such IAM/CRC Plan, including all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any;
(iii) the


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

current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the IRS, if any.

                  (b) Except as set forth in Schedule 13.21(b), the Internal Revenue Service has issued a favorable determination letter or opinion letter with respect to each IAM/CRC Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified IAM/CRC Plan") and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified IAM/CRC Plan or the related trust.

                  (c) All contributions required to be made to any IAM/CRC Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any IAM/CRC Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected in the IAM/CRC Financial Statements as of the date of such statements.

                  (d) Except as set forth in Schedule 13.21(d), to the Knowledge of any of the directors and officers of IAM and CRC, IAM and CRC have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the IAM/CRC Plans. To the Knowledge of any of the directors and officers of IAM and CRC, there is not now, and there are no existing, circumstances that standing alone could give rise to, any requirement for the posting of security with respect to an IAM/CRC Plan or the imposition of any lien on the assets of IAM and CRC under ERISA or the Code.

                  (e) Except as set forth in Schedule 13.21(e), no IAM/CRC Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. Except as set forth in Schedule 13.21(e), no IAM/CRC Plan is Multiemployer Plan or a Multiple Employer Plan, nor has IAM nor CRC, nor any of their respective ERISA Affiliates, at any time within five years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

                  (f) There does not now exist, and there are no existing, circumstances that could result in, any Controlled Group Liability that would be a liability of IAM or CRC following the Closing, other than normal funding responsibilities. Without limiting the generality of the foregoing, neither IAM nor CRC, nor any of their respective ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

                  (g) Except as set forth in Schedule 13.21(g), and except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA, neither IAM nor CRC has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

                  (h) Except as set forth in Schedule 13.21(h), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee or director or former employee or former director of IAM or CRC, pursuant to a "change in control" or "change of control" or otherwise. Without limiting the generality of the foregoing and except as set forth in Schedule 13.21(h), no amount paid or payable by IAM or CRC in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                  (i) There are no pending or, to the Knowledge of any of the directors and officers of IAM or CRC, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the IAM/CRC Plans, any fiduciaries thereof with respect to their duties to the IAM/CRC Plans or the assets of any of the trusts under any of the IAM/CRC Plans which could reasonably be expected to result in any material liability of IAM or CRC to the PBGC, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

         SECTION 13.22 GUARANTIES. Except as set forth on Schedule 13.22, neither IAM nor CRC is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

         SECTION 13.23 ENVIRONMENT, HEALTH, AND SAFETY. Except as set forth on
Schedule 13.23:

                  (a) each of IAM and CRC (i) has complied with the Environmental, Health, and Safety Laws in all material respects, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply, (ii) has obtained and has at all times been and is in substantial compliance with all of the terms and conditions of all permits, licenses, and other authorizations, certifications and training which are required under any of the Environmental, Health, and Safety Laws, (iii) has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws, and (iv) each of IAM and CRC will provide Purchaser, within 12 Business Days hereof, with copies within its possession or control of all environmental assessments, complaints, claims, consent orders or agreements, notices of violations, governmental inquiries and permits issued or arising under or subject or relating or pursuant to any Environmental, Health and Safety Laws for any property owned, now or in the past or to be acquired prior to Closing, by IAM or CRC, and such copies shall be deemed to be Schedules for purposes of Section
13.23 hereof; and

                  (b) none of IAM and CRC has any material liability, and none of IAM, CRC, and their respective predecessors has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for contamination or damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

         SECTION 13.24 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of IAM or CRC for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act or the Exchange Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (b) the Proxy Statement will, at the date mailed to the stockholders of Enviroq, and at the time of the meeting of stockholders of Enviroq to be held in connection with the Enviroq Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         SECTION 13.25 IAM AND CRC DOCUMENTS FILED WITH VARIOUS REGULATORY AUTHORITIES. Each of IAM and CRC has timely filed with all applicable Regulatory Authorities all notices, applications, forms, reports, schedules, statements, exhibits and other documents required to be filed by it since December 31, 1994 (such documents, as supplemented and amended since the time of filing, together with the Investment Advisor Filings (as defined herein) and the Broker-Dealer Filings (as defined herein), collectively, the "IAM/CRC Regulatory Documents"). IAM is registered as an investment advisor pursuant to the Investment Advisers Act of 1940 (a "Registered Investment Adviser") and has timely filed all forms, reports, schedules, statements, exhibits and other documents, including Form ADV, and all amendments thereto, required to be filed by it since its registration as a Registered Investment Adviser (the "Investment Adviser Filings") and has maintained a continual, valid registration as a Registered Investment Adviser. CRC is a registered broker-dealer (a "Broker-Dealer") pursuant to the Exchange Act and the rules and regulations of the National Association of Securities Dealers, Inc. and has timely filed all forms, reports, schedules, statements, exhibits and other documents, including Form B-D, and all amendments thereto, required to be filed by it since its registration as a Broker-Dealer (the "Broker-Dealer Filings") and has maintained a continual, valid registration as a Broker-Dealer. The IAM/CRC Regulatory Documents at the time filed (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act, the Investment Advisers Act of 1940 and the rules and regulations of the National Association of Securities Dealers, Inc., as the case may be.

         SECTION 13.26 NO INVESTMENT COMPANY REGISTRATION OR ACTIVITIES. Neither IAM nor CRC is registered as an investment company pursuant to the Investment Company Act of 1940 (as amended, the "Investment Company Act"). Without relying on the exception from the definition of "investment company" found in paragraph
(1) or (7) of Section 3(c) of the Investment Company Act, neither IAM nor CRC is engaged, or proposes to engage, in any business which would cause it to fall within the definition of, or otherwise cause it to be deemed to be, an "investment company" as defined in the Investment Company Act.


                                   ARTICLE 14
         REPRESENTATIONS AND WARRANTIES OF NEWCO, SUB-1, SUB-2 AND SUB-3

         In order to induce Enviroq, IAM and CRC to enter into this Agreement, NewCo and its subsidiaries, Sub-1, Sub-2 and Sub-3 (collectively, the "NewCo Subs"), jointly and severally, represent and warrant to Enviroq, IAM and CRC as follows:

                  SECTION 14.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER; AUTHORITY.

                  (a) Each of NewCo and the NewCo Subs is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of NewCo and the NewCo Subs is duly authorized and qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect on NewCo. Each of NewCo and the NewCo Subs has full corporate power and authority to carry on the businesses in which it is engaged and to own, lease, use and operate the properties owned, leased used and operated by it. The copies of the certificate of incorporation and the bylaws of NewCo and the NewCo Subs , which have previously been made available to Enviroq, IAM and CRC are true, complete and correct copies of such documents as in effect as of the date of this Agreement.
Schedule 14.1 lists the directors and officers of each of NewCo and the NewCo Subs.

                  (b) Each of NewCo and the NewCo Subs has full corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. The respective boards of directors of each of NewCo and the NewCo Subs have duly and validly approved this Agreement and the transactions contemplated hereby, have authorized the execution and delivery of this Agreement, have directed that this Agreement and the transactions contemplated hereby be submitted to the shareholders of each of NewCo and the NewCo Subs, as the case may be, for approval at a meeting of such shareholders, the shareholders of each of NewCo and the NewCo Subs have approved this Agreement and the transactions contemplated hereby, and no other corporate proceedings on the part of each of NewCo and the NewCo Subs are necessary to consummate the transactions so contemplated. This Agreement constitutes a valid and binding obligation of each of NewCo and the NewCo Subs, and is enforceable against each of NewCo and the NewCo Subs in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         SECTION 14.2 CAPITALIZATION. The entire authorized common capital stock of NewCo consists of 3,000,000 share of NewCo Stock, of which 100 shares of NewCo Stock were issued and outstanding as of the date hereof, 1998. The entire authorized common capital stock of Sub-1, Sub-2 and Sub-3 consists of 1,000 shares of Sub-1 Stock, 1,000 shares of Sub-2 Stock and 1,000 shares of Sub-3 Stock, respectively. Sub-1, Sub-2 and Sub-3 have 100 shares of Sub-1 Stock, Sub-2 Stock and Sub-3 Stock issued and outstanding, respectively as of the date hereof. No shares of NewCo stock are held in treasury. All of the issued and outstanding shares of NewCo Stock, Sub-1 Stock, Sub-2 Stock or Sub-3 Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as set forth in this Agreement and except as set forth on Schedule 14.2, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require NewCo or any of the NewCo Subs to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to NewCo and the NewCo Subs. NewCo and the NewCo Subs have no outstanding bonds, debentures, notes or similar obligations the holders of which have the right to vote generally with holders of NewCo Stock, Sub-1 Stock, Sub-2 Stock or Sub-3 Stock.


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

         SECTION 14.3 NON-CONTRAVENTION. Except as set forth on Schedule 14.3, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of NewCo and the NewCo Subs are subject or any provision of the charter or bylaws of any of NewCo or any of the NewCo Subs; or (b) except with respect to those agreements for which Consent shall be obtained prior to Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which NewCo or any of the NewCo Subs is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Material Adverse Effect on NewCo or on the ability of the Parties to consummate the transactions contemplated by this Agreement. Except as set forth specifically in this Agreement or on Schedule 14.3, neither NewCo nor any of the NewCo Subs needs to give any notice to, make any filing with, or obtain any Consent of any government, governmental agency or regulatory authority in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any Consent would not have a Material Adverse Effect on NewCo or on the ability of the Parties to consummate the transactions contemplated by this Agreement.


                                   ARTICLE 15
                               GENERAL PROVISIONS

         SECTION 15.1 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement shall survive the Effective Time. This Section shall not limit those covenants and agreements of the Parties found in Sections 2.5, 2.6, 6.1, 6.5, 6.6, 6.8 and in Articles 3, 4 and 15 which by their terms contemplate performance after the Effective Time.

         SECTION 15.2 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of all of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Parties at the earliest possible time prior to making such disclosure).

         SECTION 15.3 NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Article 4 above concerning payment of the Merger Consideration contemplated by this Agreement and certain additional agreements are intended for the benefit of the stockholders of Enviroq, IAM, CRC and their respective directors and officers.

         SECTION 15.4 ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings,


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

agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         SECTION 15.5 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of all of the other Parties.

         SECTION 15.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         SECTION 15.7 NOTICES. Notices to be given to IAM and CRC hereunder shall be in writing, and delivered personally to the designated officer of IAM, transmitted by facsimile, or deposited in the United States mail, certified and return receipt requested, postage prepaid, and addressed to IAM or CRC at:

                  50 North Laura Street, Suite 3550
                  Jacksonville, Florida  32202
                  Attention: Forrest Travis
                  Telephone (904) 350-9999
                  Facsimile (904) 355-1745

                  with a copy to:

                  Rogers & Hardin LLP
                  2700 International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia  30303
                  Attention: Steven E. Fox, Esq.
                  Telephone: (404) 420-4603
                  Facsimile: (404) 525-2224

or to such other address as may be specified by IAM or CRC in writing.

         Notices to be given to Enviroq and its Subsidiaries hereunder shall be in writing, and delivered personally to the designated officer of Enviroq, transmitted by facsimile, or deposited in the United States mail, certified and return receipt requested, postage prepaid, and addressed to Enviroq at:

                  Enviroq Corporation
                  3918 Montclair Road, Suite 206
                  Post Office Box 130062
                  Birmingham, Alabama  35213
                  Attention: William J. Long
                  Telephone (205)870-0588
                  Facsimile (205)870-0576


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

                  with a copy to:

                  Bradley Arant Rose & White LLP
                  2001 Park Place, Suite 1400
                  Birmingham, Alabama  35203-2736
                  Attn: John K. Molen, Esq.
                  Telephone (205)521-8238
                  Facsimile (205)521-8800

or to such other address as may be specified by Enviroq in writing.

         Notices to be given to NewCo, Sub-1, Sub-2 or Sub-3 hereunder shall be in writing, and delivered personally to the designated officer of NewCo transmitted by facsimile, or deposited in the United States mail, certified and return receipt requested, postage prepaid, and addressed to NewCo, Sub-1, Sub-2 or Sub -3 at:

                  3918 Montclair Road, Suite 206
                  Post Office Box 130062
                  Birmingham, Alabama 35213
                  Attention: William J. Long
                  Telephone: (205) 870-0588
                  Facsimile: (205) 870-0576

                  with a copy to:

                  Bradley Arant Rose & White LLP
                  2001 Park Place, Suite 1400
                  Birmingham, Alabama 35203-2736
                  Attention: John K. Molen, Esq.
                  Telephone: (205) 521-8238
                  Facsimile: (205) 521-8800

or to such other address as may be specified by NewCo in writing.

         Notices delivered personally shall be effective upon delivery. Notices transmitted by facsimile shall be effective when receipt is confirmed. Notices delivered by mail shall be effective upon the acceptance or rejection by the person to whom they are addressed.

         SECTION 15.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         SECTION 15.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to the stockholder approval of Enviroq will be subject to the restrictions contained in the Delaware General


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


Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         SECTION 15.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         SECTION 15.11 CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. "Herein", "hereby", "hereunder", "hereof", "hereinbefore, "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular Article or Section in which such word is used. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

         SECTION 15.12 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         SECTION 15.13 TRANSACTION COSTS. With the exception of expenses relating to the incorporation and registration of NewCo, Sub-1, Sub-2 and Sub-3 and any fees and expenses payable pursuant to Section 11.2(a) hereof, each of the Parties shall be responsible for its own expenses in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, including those expenses incurred in connection with the Proxy Statement; Paying Agent charges; attorneys' fees and disbursements; accounting fees and disbursements; investment banking fees and disbursements, and printing costs. Enviroq and its Subsidiaries, IAM and CRC agree that the Registration Attorney shall be engaged to prepare and file any registration statements with the SEC as well as any related filings, including "blue sky" filings with applicable states, and the Registration Attorney shall engage the accounting firm of Deloitte & Touche LLP, Birmingham, Alabama to assist in such filings. If the Mergers are not consummated, Enviroq will pay one half of the fees and expenses of the Registration Attorney, IAM will pay one-fourth of fees and expenses of the Registration Attorney, and CRC will pay one-fourth of the fees and expenses of the Registration Attorney. If the Mergers are consummated, NewCo will pay all of the fees and expenses of the Registration Attorney.


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

         IN WITNESS WHEREOF, each of the Parties hereto has caused its duly authorized officer to execute this Agreement on the date first above written.

                                    INTREPID CAPITAL CORPORATION

                                    By:
                                        ----------------------------------
                                    Name:  William J. Long
                                    Its:  President


                                    ENVIROQ CORPORATION

                                    By:
                                        ----------------------------------
                                    Name:  William J. Long
                                    Its: President


                                    FREEDOM HOLDING OF ALABAMA, INC.

                                    By:
                                        ----------------------------------
                                    Name:  William J. Long
                                    Its: President


ATTESTED TO:                        INSTITUTIONAL ASSET
                                    MANAGEMENT, INC.


By:                                 By:
   ------------------------------      ----------------------------------
Name:                               Name:  Forrest Travis
   ------------------------------
Its:  Secretary                     Its: President


ATTESTED TO:                        IAM MERGER SUB, INC.


By:                                 By:
   ------------------------------      ----------------------------------
Name:                               Name:  Forrest Travis
   ------------------------------
Its:  Secretary                     Its:  President


ATTESTED TO:                        CAPITAL RESEARCH CORPORATION


By:                                 By:
   ------------------------------      ----------------------------------
Name:                               Name:  Forrest Travis
   ------------------------------
Its:  Secretary                     Its:  President

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

ATTESTED TO:                        CRC MERGER SUB, INC.


By:                                 By:
   ------------------------------      ----------------------------------
Name:                               Name:  Forrest Travis
   ------------------------------
Its: Secretary                      Its:  President


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